Exhibit 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF WISCONSIN

In re:                                    )       Chapter 11
                                          )
FV Steel and Wire Company, et al.,(1)     )       Case No. 04-22421-SVK
                                          )
                           Debtors.       )       (Jointly Administered)

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               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
           PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                           (WITH TECHNICAL AMENDMENTS)

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KIRKLAND & ELLIS LLP                         WHYTE HIRSCHBOECK DUDEK S.C.

David L. Eaton (ARDC No. IL 3122303)         Bruce G. Arnold, Esq.
Anne M. Huber (ARDC No. IL 6226828)          Daryl L. Diesing, Esq.
Roger J. Higgins (ARDC No. IL 6257915)       Patrick B. Howell, Esq.
200 East Randolph Drive                      555 East Wells Street, Suite 1900
Chicago, Illinois 60601-6636                 Milwaukee, Wisconsin 53202-3819
Telephone:  (312) 861-2000                   Telephone:  (414) 273-2100
Facsimile:   (312) 861-2200                  Facsimile:   (414) 223-5000

Co-Counsel for the Debtors and               Co-Counsel for the Debtors and
 Debtors-in-Possession                       Debtors-in-Possession


Dated:  June 24, 2005 (as amended August 10, 2005)

______________________

(1) The Debtors are the following entities: FV Steel and Wire Company, Keystone Consolidated Industries, Inc., DeSoto Environmental Management, Inc., J.L. Prescott Company, Sherman Wire Company (f/k/a DeSoto,Inc.) and Sherman Wire of Caldwell, Inc.

                                TABLE OF CONTENTS

                                                                                                 Page
Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.........   1
 A. Rules of Interpretation, Computation of Time and Governing Law...............................   1
 B. Defined Terms................................................................................   2

Article II. ADMINISTRATIVE AND PRIORITY TAX CLAIMS...............................................  12
 A. Congress DIP Claims, EWP Financial DIP Claim, Converted Claims and Administrative Claims.....  12
 B. Priority Tax Claims..........................................................................  13

Article III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.....................  13
 A. Summary......................................................................................  13
 B. KCI Sub-Plan:  Classification and Treatment of Claims against and Interests in KCI...........  15
 C. Sherman Wire Sub-Plan:  Classification and Treatment of Claims against and Interests in
    Sherman Wire.................................................................................  18
 D. FV Steel Sub-Plan:  Classification and Treatment of Claims against and Interests in FV Steel.  20
 E. Sherman Caldwell Sub-Plan:  Classification and Treatment of Claims against and Interests in
    Sherman Caldwell.............................................................................  21
 F. J.L. Prescott Sub-Plan:  Classification and Treatment of Claims against and Interests in
    J.L. Prescott................................................................................  22
 G. DEMI Sub-Plan:  Classification and Treatment of Claims against and Interests in DEMI.........  23
 H. Special Provision Governing Unimpaired Claims................................................  24

Article IV. ACCEPTANCE OR REJECTION OF THE PLAN..................................................  25
 A. Voting Classes...............................................................................  25
 B. Acceptance by Impaired Classes...............................................................  25
 C. Presumed Acceptance of Plan..................................................................  25
 D. Presumed Rejection of Plan...................................................................  25
 E. Non-Consensual Confirmation..................................................................  25

Article V. MEANS FOR IMPLEMENTATION OF THE PLAN..................................................  25
 A. Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors...............  25
 B. New Sherman Wire Transfer....................................................................  26
 C. Cancellation of Old Unsecured Notes, Old Stock, and Stock Options............................  26
 D. Issuance of New Securities; Execution of Related Documents...................................  26
 E. Sources of Consideration for Plan Distribution...............................................  27
 F. Corporate Governance, Directors and Officers, and Corporate Action...........................  27
 G. Workers' Compensation........................................................................  28
 H. Union Grievances.............................................................................  28
 I. Retiree and Medical Claim Matters............................................................  28

Article VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................  29
 A. Collective Bargaining Agreements.............................................................  29
 B. Assumption and Assignment of Coverage Policies...............................................  29
 C. Intercorporate Services Agreement............................................................  29
 D. Rejection of Executory Contracts and Unexpired Leases........................................  29
 E. Claims Based on Rejection of Executory Contracts or Unexpired Leases.........................  30
 F. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed........................  30
 G. Indemnification of Directors, Officers and Employees.........................................  30

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

Article VII. PROVISIONS GOVERNING DISTRIBUTIONS..................................................  30
 A. Distributions for Claims and Interests Allowed as of the Effective Date......................  30
 B. Distributions by the Reorganized Debtors; Distributions with Respect to Debt Securities......  31
 C. Delivery of Distributions and Undeliverable or Unclaimed Distributions.......................  31
 D. Compliance with Tax Requirements/Allocations.................................................  34
 E. Distribution Record Date.....................................................................  34
 F. Timing and Calculation of Amounts to be Distributed..........................................  34
 G. Minimum Distribution.........................................................................  34
 H. Setoffs......................................................................................  34
 I. Surrender of Cancelled Instruments or Securities.............................................  35
 J. Lost, Stolen, Mutilated or Destroyed Debt Securities.........................................  35

Article VIII. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED
    CLAIMS OR INTERESTS..........................................................................  35
 A. Resolution of Disputed Claims................................................................  35
 B. Payments and Distributions on Union Claim....................................................  36
 C. Payments and Distributions on Retiree Claims.................................................  37
 D. Allowance of Claims and Interests............................................................  37
 E. Controversy Concerning Impairment............................................................  37

Article IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN....................  37
 A. Conditions Precedent to Confirmation.........................................................  37
 B. Conditions Precedent to Consummation.........................................................  37
 C. Waiver of Conditions.........................................................................  38
 D. Effect of Non-Occurrence of Consummation.....................................................  38

Article X. EFFECT OF PLAN CONFIRMATION...........................................................  39
 A. Discharge of Claims and Termination of Interests.............................................  39
 B. Injunction...................................................................................  39
 C. Terms of Existing Injunctions or Stays.......................................................  40
 D. Exculpation..................................................................................  40
 E. Releases by the Debtors......................................................................  40
 F. Mutual Releases..............................................................................  41

Article XI. RETENTION OF JURISDICTION............................................................  41

Article XII. MISCELLANEOUS PROVISIONS............................................................  42
 A. Preferences..................................................................................  42
 B. Effectuating Documents, Further Transactions and Corporation Action..........................  42
 C. Dissolution of Committee(s)..................................................................  42
 D. Payment of Statutory Fees....................................................................  43
 E. Modification of Plan.........................................................................  43
 F. Revocation of Plan...........................................................................  43
 G. Successors and Assigns.......................................................................  43
 H. Reservation of Rights........................................................................  43
 I. Section 1146 Exemption.......................................................................  43
 J. Further Assurances...........................................................................  43
 K. Service of Documents.........................................................................  44
 L. Filing of Additional Documents...............................................................  45

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

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               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
           PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

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     Pursuant to Title 11 of the United  States Code,  11 U.S.C.  ss.ss.  101 et
seq., FV Steel and Wire Company, a Wisconsin corporation, Keystone Consolidated Industries, Inc., a publicly traded Delaware corporation, DeSoto Environmental Management, Inc., a Delaware corporation, J.L. Prescott Company, a New Jersey corporation, Sherman Wire Company (f/k/a DeSoto, Inc.), a Delaware corporation and Sherman Wire of Caldwell, Inc., a Nevada corporation, debtors and debtors in possession in the above-captioned and numbered cases, hereby respectfully propose the following third amended joint plan of reorganization under Chapter 11 of Title 11 of the United States Code (the "Plan") for resolution of the outstanding Claims against and Interests in the Debtors. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in Article I.B of the Plan.

     Those parties entitled to vote on this Plan are encouraged to consult the accompanying First Amended Disclosure Statement for Debtors' First Amended Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, as approved by the Bankruptcy Court, before voting to accept or reject this Plan.

     NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

                                   ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.   Rules of Interpretation, Computation of Time and Governing Law

     1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document or exhibit whether or not Filed or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) unless otherwise specified, all references herein to sections, articles and exhibits are references to sections, articles and exhibits hereof or hereto; (f) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part or to affect the interpretation hereof; (g) unless otherwise specified herein, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

     2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

     3. Subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with the laws of the State of Illinois (without giving effect to the laws thereof governing conflicts of law) applicable federal law, including the Bankruptcy Code and the Bankruptcy Rules.

B.   Defined Terms

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

     1. "1113 Agreement" means the Tentative Agreement dated July 16, 2004, by and between KCI and the ISWA, as approved by the Bankruptcy Court on August 12, 2004, as amended by the Lock-Up Agreement.

     2. "1114 Agreement" means that certain Agreement with Affected Retirees by and between KCI and the Retiree Representatives, as amended by the Lock-Up Agreement, to be approved by the Bankruptcy Court in connection with Confirmation of the Plan.

     3. "Administrative Claim" means a Claim for costs and expenses of administration under Section 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Section 328, 330(a) or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Confirmation Date; and (c) all fees and charges assessed against the Estates under Chapter 123 of Title 28 United States Code, 28 U.S.C. ss.ss. 1911-1930.

     4. "Affected Retirees" means the ISWA Retirees, the Management Retirees and the UAW Retirees.

     5. "Allowed" means, with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest that has been or is hereafter listed by the Debtors in their Schedules as other than disputed, contingent or unliquidated and as to which the Debtors or any other party in interest has not Filed an objection; (b) a Claim or Interest that either is not a Disputed Claim or Interest or has been allowed by a Final Order; (c) a Claim or Interest that is allowed: (i) in any stipulation with the Debtors of amount and nature of Claim or Interest executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with the Debtors of amount and nature of Claim or Interest executed on or after the Confirmation Date; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Interest relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or Interest or (ii) has been allowed by a Final Order, in either case only if a proof of Claim or Interest has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim or Interest that is allowed pursuant to the terms hereof.

     6. "Allowed . . . Claim" means a Claim in the particular Class described that is Allowed as defined herein.

     7. "Allowed . . . Interest" means an Interest in the particular Class described that is Allowed as defined herein.

     8. "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims and Impaired Interests entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

     9. "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in Sections 101 et seq. of Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

     10. "Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to Section 157 of Title 28 of the United States Code and/or the general order of such District Court pursuant to Section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

     11. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. ss. 2075 and the general, local and chambers rules of the Bankruptcy Court.

     12. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Interest.

     13. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     14. "Cash" means cash and cash equivalents.

     15. "Causes of Action" means all claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against Insiders and/or any other entities under the Bankruptcy Code, including Sections 105, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or otherwise, including preference actions) of the Debtors, the Debtors in Possession, and/or the Estates that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

     16. "Chapter 11 Cases" means the above-captioned Chapter 11 bankruptcy proceedings Filed by the Debtors on February 26, 2004, in the United States Bankruptcy Court for the Eastern District of Wisconsin.

     17.  "Claim" means a claim (as defined in Section  101(5) of the Bankruptcy
Code) against the Debtors, including, but not limited to: (a) any right of payment from any Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from any Debtor whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     18. "Claim Holder" or "Claimant" means the Holder of a Claim.

     19. "Claims Bar Date" means (i) with respect to non-governmental entities, July 1, 2004, at 4:00 p.m. prevailing Central time; (ii) with respect to governmental units, August 24, 2004, at 4:00 p.m. prevailing Central time, each as established by the Bankruptcy Court's order dated April 21, 2004; (iii) September 15, 2005, for claims arising from and after the Petition Date through June 1, 2005, at 4:00 p.m., prevailing Central time; or (iv) such other date as fixed herein or in the Confirmation Order.

     20. "Class" means a category of Holders of Claims or Interests as set forth in Article III herein.

     21. "Confirmation" means the entry of the Confirmation Order, subject to all conditions specified in Article IX.A herein having been (i) satisfied or
(ii) waived pursuant to Article IX.C herein.

     22. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     23. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

     24. "Congress" means Congress Financial Corporation (Central).

     25. "Congress DIP Claim" means any Claim arising under or on account of the Congress DIP Facility, which Claims are distinct from, and shall not receive distributions on account of any EWP Financial DIP Claim.

     26. "Congress DIP Facility" means that certain secured credit facility approved by the Bankruptcy Court on or about February 27, 2004, and March 15, 2004, consisting of (a) $45 million in revolving loans from Congress and (b) $10,001,144 in a term loan from Congress, including the EWP Financial Term Loan Participation.

     27. "Consummation" means the occurrence of the Effective Date.

     28. "Contran" means Contran Corporation, a Delaware corporation.

     29. "Contran Administrative Claims" shall have the meaning ascribed to it in the Lock-Up Agreement.

     30. "Converted Claims" means the following claims of Contran that will be converted into shares of New Common Stock on the terms provided herein: (a) The EWP Financial DIP Claim assigned to Contran on or immediately before the Effective Date, including, without limitation, EWP Financial's contingent claim on account of a $250,000 prepetition letter of credit issued by EWP Financial for the benefit of the Debtors; (b) unsecured, prepetition claims related to the Former Intercorporate Services Agreement in the approximate amount of
$3,259,448.22; (c) subordinated, unsecured, prepetition claims related to dividends on account of Old Preferred Stock in the approximate amount of $10,747,952.13; (d) post-petition, administrative claims and all other claims, including the Contran Administrative Claims, but excluding the post-petition amounts payable under the EWP Financial Term Loan Participation, the Notes Secured Claim, the L/C Claims and any Insurance Program Claims, in the approximate amount of $1,000,000 including but not limited to claims related to the Former Intercorporate Services Agreement but not including amounts paid to Contran under the Former Intercorporate Services Agreement in the ordinary course of the Debtors' businesses during the pendency of the Proceedings.

     31. "County Secured Claim" means any Secured Claim arising under or on account of the County Term Loan.

     32. "County Term Loan" means the $10 million interest-free term loan provided by the County of Peoria, Illinois to KCI prior to the Petition Date, that is due 2007.

     33. "Coverage Policies" means those insurance policies set forth in the Plan Supplement.

     34. "Coverage Policy Insurers" means those insurance companies that issued the Coverage Policies.

     35. "Creditor" means any Holder of a Claim.

     36. "Creditor Trust" means the trust to be established by the OCUC to receive the New Secured Note and the New Common Stock for the benefit of the Holders of Allowed Class A6-A Claimand to distribute the New Secured Note Proceeds and the New Common Stock in accordance with the Plan.

     37. "Creditor Trustee" means the trustee for the Creditor Trust, who shall have the authority to manage the day-to-day operations of the Creditor Trust, including, but not limited to, making decisions with respect to the New Common Stock and New Secured Note, appearing as a party in interest, calculating distributions, paying taxes and such other matters as more particularly described in the trust agreement governing the Creditor Trust.

     38. "Debtor" means any of FV Steel and Wire Company, Keystone Consolidated Industries, Inc., DeSoto Environmental Management, Inc., J.L. Prescott Company, Sherman Wire Company (f/k/a DeSoto, Inc.) and Sherman Wire of Caldwell, Inc., as debtor in the Chapter 11 Cases. 39. "Debtor-in-Possession" means any of FV Steel and Wire Company, Keystone Consolidated Industries, Inc., DeSoto Environmental Management, Inc., J.L. Prescott Company, Sherman Wire Company (f/k/a DeSoto, Inc.) and Sherman Wire of Caldwell, Inc., as Debtor-in-Possession in the Chapter 11 Cases.

     40.  "DEMI"  means  DeSoto  Environmental  Management,   Inc.,  a  Delaware
corporation.

     41. "Disclosure Statement" means the First Amended Disclosure Statement for the Debtors' First Amended Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, dated May 26, 2005, as thereafter amended, supplemented, or modified from time to time, describing the Plan and prepared and distributed in accordance with Sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

     42. "Disputed"  means, with respect to any Claim or Interest,  any Claim or
Interest:  (a) listed on the Schedules as unliquidated,  disputed or contingent;
(b) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or (c) is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

     43. "Distribution Record Date" means the date for determining, in the case of registered securities, which Holders of Claims and Interests are eligible to receive distributions hereunder, and shall be the Confirmation Date.

     44. "DTC" means the Depository Trust Company.

     45. "Effective Date" means the date selected by the Debtors, in consultation with the OCUC, that is the earliest practicable Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect and (b) all conditions specified in Article IX.B herein have been (i) satisfied or (ii) waived pursuant to Article IX.C hereof.

     46. "Entity" means an entity as defined in Section 101(15) of the Bankruptcy Code.

     47. "ERISA" means the Employee Retirement Income Security Act of 1974.

     48. "Estates" means the estates of the Debtors created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

     49. "EWP" means Engineered Wire Products, Inc., an Ohio corporation.

     50. "EWP Financial" means EWP Financial LLC, a Delaware limited liability company.

     51. "EWP Financial DIP Claim" means any Claim arising under or on account of the EWP Financial DIP Facility, which Claims are distinct from, and shall not receive any distributions on account of any Congress DIP Claims.

     52. "EWP Financial DIP Facility" means that certain secured credit facility approved by the Bankruptcy Court on or about February 27, 2004 and March 15, 2004, consisting of $5 million in Debtor-in-Possession financing from EWP Financial, as amended on or about August 25, 2004 and December 31, 2004.

     53.  "EWP  Financial  Term  Loan   Participation"   means  the  $2  million
participation by EWP Financial in the Congress DIP Facility, including interest and other amounts payable under the terms of such participation.

     54. "Exit Financing" means the exit financing to be entered into pursuant to the terms set forth in Exhibit I to the Disclosure Statement, with an Exit Facility of $80 million, which will be a senior secured facility; provided, however, that the security interests of the Exit Facility shall not affect any security interests of Secured Claims that are reinstated pursuant to the terms of this Plan.

     55. "Exit Financing Documents" means any and all documents providing for and necessary to Reorganized KCI's entry into the Exit Financing.

     56. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

     57. "Final  Decree" means the decree  contemplated  under  Bankruptcy  Rule
3022.

     58. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     59.  "Former   Intercorporate   Services   Agreement"  means  that  certain
Intercorporate Services Agreement between Contran and Keystone effective as of January 1, 2001, as amended and/or restated.

     60. "FV Steel" means FV Steel and Wire Company.

     61. "GAAP" means accounting principles generally accepted in the United States of America.

     62. "General Unsecured Claims" means any unsecured Claim against a Debtor that is not a Congress DIP Claim, EWP Financial DIP Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Union Claim, Retiree Claim, Unsecured Convenience Class Claim or Other Securities Claim.

     63. "Holder" means (i) a Person or Entity holding an Interest or Claim, including a Holder of Old Stock, and (ii) with respect to a vote on the Plan, means the Beneficial Holder as of the Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

     64. "Impaired" means, with respect to any Class of Claims or Interests, that Claims or Interests in such Class will not be paid in full upon the effectiveness of this Plan or will otherwise be impaired within the meaning of
Section 1124 of the Bankruptcy Code.

     65. "Impaired Claim" means a Claim classified in an Impaired Class.

     66. "Impaired Class" means each of Classes A3, A4, A5, A6, A7, A8, A9, B3, B4, B5, C3, C4, D4, E4 and F4 as set forth in Article III herein.

     67. "Insider" means an insider as such term is defined in Section 101(31) of the Bankruptcy Code.

     68. "Insurance Program" means the intercompany insurance program maintained by Contran and the Debtors in connection with the Former Intercorporate Services Agreement.

     69. "Insurance Program Claims" means any claims by Contran arising under the Insurance Program.

     70. "Interest" means any equity interest in the Debtors, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Old Common Stock and the Old Preferred Stock), together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     71. "ISWA" means Independent Steel Workers Alliance.

     72. "ISWA CBAs" means (i) the agreement between Keystone Steel and Wire, a division of KCI, and the Independent Steel Workers Alliance, expiring May 2006 and (ii) the salaried agreement between Keystone Steel and Wire, a division of Keystone Consolidated Industries, Inc., and the Independent Steel Workers Alliance, expiring May 2006, each as amended by the 1113 Agreement.

     73. "ISWA Retirees" means Independent Steel Workers Alliance retirees who retired on or after May 3, 1993.

     74. "J.L. Prescott" means J.L. Prescott Company, a New Jersey corporation.

     75. "KCI" or "Keystone" means Keystone Consolidated Industries, Inc., a publicly traded Delaware corporation.

     76. "Keystone Revolver" means the senior secured credit facility provided by Congress to KCI with secured revolving credit borrowings, term loans, and letters of credit with aggregate commitments of up to $45 million.

     77. "Keystone Term Loan" means the term loan provided by Congress to KCI prior to the Petition Date.

     78. "L/C" means any of the undrawn letters of credit issued by Contran for the benefit of the Debtors under the Insurance Program, as described in the Lock-Up Agreement.

     79. "L/C Claim" means any claim for payment against an L/C asserted by an entity to whom any of the Debtors is liable.

     80. "Lock-Up Agreement" means that certain Lock-Up Agreement dated March 21, 2005 by and among the Debtors, Contran, the OCUC, the members of the OCUC, the Retiree Representatives and the ISWA attached to the Disclosure Statement as Exhibit F.

     81. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims and Impaired Interests entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

     82. "Management Retiree Committee" means the official statutory committee of Management Retirees appointed by the United States Trustee and approved by the Bankruptcy Court on April 19, 2004.

     83. "Management Retirees" means Keystone Steel & Wire salaried retirees who retired on or before November 1, 1982.

     84. "Negative Notice" means the written notice given by the Debtors or Reorganized Debtors to the OCUC as set forth in this Plan, which notice shall be delivered via e-mail or fax, no less than five (5) Business Days prior to the action contemplated by the Negative Notice being undertaken; provided that, if the OCUC responds to the Negative Notice, the Debtors or Reorganized Debtors, as the case may be, and the OCUC agree to negotiate thereafter resolution to any issues in good faith; and provided further, on matters relating to resolution of Claims, Negative Notice shall be required only when the settlement amount or alternative treatment exceeds $250,000.

     85. "New Common Stock" means the 11,000,000 shares of Reorganized KCI's common stock with a par value of $.01 per share, to be authorized pursuant to the restated certificate of incorporation of KCI, as more fully described in the Lock-Up Agreement, of which 10,000,000 shares shall be issued pursuant to this Plan and 1,000,000 shares that shall be held by Reorganized KCI for future issuance, pursuant to any authorization thereof by Reorganized KCI's board of directors.

     86. "New Common Stock Holdback" means that portion of the 4.9 million shares of New Common Stock distributable to Holders of Allowed Class A6-A Claims (and any dividends accruing thereon and distributions made in respect thereto after the Effective Date) that is not distributed as of the Effective Date on account of Disputed Class A6-A Claims, and the Creditor Trust shall hold the New Common Stock Holdback for the benefit of Holders of Allowed Class A6-A Claims and the Creditor Trustee shall have the power to vote the shares in the New Common Stock Holdback.

     87. "New Intercorporate Services Agreement" means the agreement to be entered into by and between the Reorganized Debtors and Contran for services substantially similar to those provided under the Former Intercorporate Services Agreement on terms substantially similar to the terms of the Former Intercorporate Services Agreement.

     88. "New Secured Note" means the note to be issued on the Effective Date jointly and severally by the Reorganized Debtors to the Creditor Trust in the principal amount of the New Secured Note Distribution. The New Secured Note shall be secured by a junior lien on Reorganized KCI's equity interests in Engineered Wire Products, Inc. and the proceeds thereof and shall be issued on terms and conditions generally consistent with those set forth in the Lock-Up Agreement.

     89. "New Secured Note Distribution" means the New Secured Note Distribution Base Amount plus the product of (a) 4.8% and (b) the amount by which the aggregate amount of Allowed Class A6 Claims exceeds $51,000,000.

     90. "New Secured Note Distribution Base Amount" means $4.8 million.

     91. "New Secured Note Proceeds" mean the Cash proceeds from the New Secured Note to be distributed by the Creditor Trust to the Holders of the Allowed Class A-3 Claim (if not extinguished) and the Allowed Class A6 Claims as such proceeds become available pursuant to terms and conditions generally consistent with those set forth in the Lock-Up Agreement.

     92. "New Sherman Wire" means a Delaware corporation and wholly-owned subsidiary of KCI or Reorganized KCI, as applicable, formed by the Debtors or Reorganized Debtors, as applicable, as more fully described in Article V.B herein.

     93. "New Sherman Wire Stock" means all of the equity interests in New Sherman Wire.

     94. "New Sherman Wire Transfer" means the transfer of assets of Sherman Wire described in Article V.B herein.

     95. "NOL" means net operating loss for purposes of Section 382(l)(5) of the Internal Revenue Code.

     96. "Nominee" means any Beneficial Holder whose securities were registered or held of record in the name of a broker, dealer, commercial bank, trust company, savings and loan or other nominee.

     97. "Notes Secured Claim" means any Secured Claim arising under or on account of the Old Secured Notes.

     98. "Official Committee of Unsecured Creditors" or "OCUC" means the official statutory committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases on March 5, 2004, as thereafter amended from time to time by the United States Trustee.

     99. "Old Common Stock" means all of the issued and outstanding shares of the common stock of KCI with a par value of $1.00 per share.

     100. "Old Common Stock Interest" means an Interest evidenced by Old Common Stock.

     101. "Old Equity Interest" means any Interest other than an Interest evidenced by Old Stock.

     102. "Old Preferred Stock" means all of the issued and outstanding shares of KCI Series A 10% Cumulative Convertible Pay-In-Kind Preferred Stock, with no par value per share.

     103. "Old Preferred Stock Interest" means an Interest evidenced by Old Preferred Stock.

     104. "Old Secured Notes" means the 8% subordinated secured notes due 2009 issued by KCI in the original principal amount of $19,800,000.

     105. "Old Secured Notes Indenture" means that certain indenture dated March 15, 2002 between KCI and the Old Secured Notes Trustee pursuant to which KCI issued the Old Secured Notes.

     106. "Old Secured Notes Trustee" means U.S. Bank National Association, as trustee under the terms of the Old Secured Notes Indenture.

     107. "Old Secured Notes Trustee's Fees and Expenses" means the reasonable compensation, fees, costs expenses and indemnity claims (including, without limitation, reasonable legal fees, costs and expenses) incurred by the Old Secured Notes Trustee, whether prior to or after the Petition Date.

     108. "Old Stock" means the Old Preferred Stock and the Old Common Stock.

     109. "Old Unsecured Notes" means the (i) the 6% subordinated unsecured notes due 2011 issued by KCI and (ii) the 95/8% subordinated unsecured notes due 2007 issued by KCI.

     110. "Old Unsecured Notes Indentures" means any and all indentures related to the Old Unsecured Notes.

     111. "Old Unsecured Notes Trustees" means any and all trustees for the Old Unsecured Notes.

     112. "OPEB" means post-employment benefits other than pension benefits.

     113. "Other CBAs" means (i) the agreement between Keystone Steel and Wire, a division of KCI, and the International Union, Security, Police and Fire Professionals of America, Amalgamated Local 235, expiring November 2005 and (ii) the agreement between Sherman Wire and the International Association of Machinists and Aerospace Workers Local 1570, expiring October 2005.

     114. "Other Priority Claims" means any Claim accorded priority in right of payment under Section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

     115. "Other Secured Claim" means a Secured Claim that is not a County Secured Claim or a Notes Secured Claim.

     116. "Other Securities Claims" means (a) any Interest in KCI (other than those evidenced by Old Preferred Stock or Old Common Stock), including, but not limited to, any warrants, options, conversion privileges or contract rights to purchase or acquire any equity securities of KCI at any time and (b) any Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law, equity or otherwise arising from rescission of a purchase or sale of a security of KCI (including the Old Unsecured Notes, Old Preferred Stock and Old Common Stock), for damages arising from the purchase, sale or holding of such securities, or for reimbursement, indemnification (except as set forth in Article VI.G herein) or contribution allowed under
Section 502 of the Bankruptcy Code on account of such a Claim.

     117. "Pension Plan" means the Keystone Employees' Retirement Plan.

     118. "Person" means a person as defined in Section 101(41) of the Bankruptcy Code.

     119. "Petition Date" means the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases, i.e. February 26, 2004.

     120. "Pipeline Claim" means any Claim listed on Exhibit L to the Disclosure Statement.

     121. "Plan" means the Debtors' First Amended Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     122. "Plan Supplement" means that compilation of documents and forms of document schedules and exhibits to be Filed prior to Confirmation, which may be amended from time to time until the Effective Date; provided, however, that the Filing of the Plan Supplement and any amendments thereto shall be treated as modifications of the Plan pursuant to Section Article XII.E hereof.

     123. "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

     124. "Pro Rata Share" means, with respect to any Claim, a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the consideration distributed on account of all Allowed Claims in that Class is the same as the ratio such Claim bears to the total amount of all Allowed Claims in that Class (plus Disputed Claims in that class until disallowed).

     125. "Professional" means a Person or Entity (a) employed pursuant to a Final Order in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

     126. "Record Date" means the date hereof.

     127. "Registration Rights Agreements" mean those certain registration rights agreements, if any, as required to be executed in accordance with the Plan, the forms of which shall be Filed prior to the Confirmation Date.

     128. "Reinstated" or "Reinstatement" means leaving unaltered the legal, equitable and contractual rights to which the Holder of an Unimpaired Claim is entitled, in accordance with Section 1124 of the Bankruptcy Code. Notwithstanding anything herein to the contrary, the Notes Secured Claims, and all documents and guaranties executed in connection with or evidencing the same, shall remain in full force and effect and not be cancelled, and the Debtors' obligations thereunder shall not be discharged pursuant to the Plan or otherwise.

     129. "Releasing Parties" mean the Debtors, the Reorganized Debtors, New Sherman Wire, Contran, the OCUC, members of the OCUC, the ISWA, the Retiree Representatives, the Old Secured Notes Trustee (including, but not limited to, the Bank of New York in its capacity as an Old Unsecured Notes Trustee), and those Holders of Claims or Interests who vote to accept the Plan and each of their respective officers, directors, members, attorneys, advisors, representatives and employees.

     130. "Reorganized Debtor" means any of the Debtors and Debtors in Possession, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     131. "Reorganized KCI" means KCI, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     132. "Retiree Claim" means any claim by or on behalf of an ISWA Retiree, a Management Retiree or a UAW Retiree for "retiree benefits" as such term is defined in Section 1114 of the Bankruptcy Code.

     133. "Retiree Representatives" means the "authorized representatives," as such term is defined in ss. 1114(b)(1) of the Bankruptcy Code, for the Affected Retirees.

     134. "Schedule" or "Scheduled" means listed on the Debtors' Schedules.

     135. "Schedules" mean the schedules of assets and liabilities and statements of financial affairs as the Bankruptcy Court requires the Debtors to File pursuant to Section 521 of the Bankruptcy Code and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

     136. "Secured Claim" means (a) a Claim that is secured by a lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

     137. "Securities Act" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

     138. "Sherman Caldwell" means Sherman Wire of Caldwell, Inc., a Nevada corporation.

     139. "Sherman Wire" means Sherman Wire Company (f/k/a DeSoto, Inc.), a Delaware corporation.

     140. "Sherman Wire Claim" means that certain claim of Sherman Wire against KCI that shall be Allowed in the amount specified in the Sherman Wire Settlement Agreement, provided, however, that, if the court does not approve the Sherman Wire Settlement Agreement, then the amount of the Sherman Wire Claim shall be determined and the distributions in satisfaction thereof shall be made on the terms and conditions of the Lock-Up Agreement.

     141. "Sherman Wire Liquidating Trust" means the trust to be created on the Effective Date in accordance with the provisions of Article VII.A.2 hereof for the benefit of Holders of Allowed Claims against and Allowed Interests in Sherman Wire.

     142. "Sherman Wire Liquidating Trustee" means the trustee of the Sherman Wire Liquidating Trust to be appointed (in consultation with the OCUC) by the Debtors or Reorganized Debtors, as applicable, which trustee shall have the authority to manage the day to day operations of the Sherman Wire Liquidating Trust in accordance with Article VII.A.2 hereof.

     143. "Sherman Wire Settlement Agreement" means that certain agreement to which Keystone and Sherman Wire are party, which resolves the Base Claims (as the Sherman Wire Settlement Agreement defines that term) on the terms thereof.

     144. "Support Letter" means that certain letter attached as Exhibit J to the Disclosure Statement and defined in the Lock-Up
Agreement.

     145. "UAW Retirees" means National Lock (UAW) hourly retirees.

     146. "Unclaimed Distribution Discharge Date" means, for Claims or Interests Allowed as of the Effective Date, the one year anniversary of the Effective Date and, for Claims or Interests that are deemed Allowed at any time thereafter, the earlier of the one year anniversary of the date on which any such Claim or Interest is deemed Allowed or the date on which the Chapter 11 Cases are closed.

     147. "Unclaimed Distribution Holders" means those Holders of Allowed Claims or Allowed Interests, as the case may be, who have not claimed their distributions in satisfaction of their respective Allowed Claims or Allowed Interests.

     148. "Undeliverable Distribution" means a distribution of Cash, New Common Stock or any other property to be made to a Holder of an Allowed Claim or Allowed Interest, as the case may be, that cannot be delivered by the Reorganized Debtors, the Creditor Trustee or the Sherman Wire Liquidating Trustee, as the case may be, on or before the applicable Unclaimed Distribution Discharge Date.

     149. "Unimpaired Claims" means Claims in an Unimpaired Class.

     150.  "Unimpaired  Class" means an  unimpaired  Class within the meaning of
Section 1124 of the Bankruptcy Code.

     151. "Union Claim" means the $9 million Allowed general unsecured Claim granted to the ISWA pursuant to the 1113 Agreement and subject to the conditions therein.

     152. "Unsecured Cash Distribution" means the Unsecured Cash Distribution Base Amount plus the product of (a) 5.2% and (b) the amount by which the aggregate amount of Allowed Class A4 Claims plus Allowed Class A6 Claims exceeds $53,500,000.

     153. "Unsecured Cash Distribution Base Amount" means $5,200,000.

     154. "Unsecured Convenience Class Claim" means any (a) General Unsecured Claim that is under $1,900 (subject to such Creditor's right to opt out of treatment as an Unsecured Convenience Class Claim), or (b) General Unsecured Claim in excess of $1,900 which the Holder thereof, pursuant to such Holder's ballot or such other election accepted by the Debtors, elects to have reduced to the amount of $1,900 and to be treated as an Unsecured Convenience Class Claim.

     155. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots and Master Ballots must be received.

     156. "Voting Instructions" mean the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A. Congress DIP Claims, EWP Financial DIP Claim, Converted Claims and Administrative Claims

     1. Congress DIP Claims

     Unless the Reorganized Debtors on Negative Notice and the Holder of any such Claim agree otherwise, each Holder of an Allowed Congress DIP Claim shall be paid the full unpaid amount of such Congress DIP Claim in Cash on the Effective Date or soon thereafter as reasonably practicable.

     2. EWP Financial DIP Claim and Converted Claims

     On or immediately prior to the Effective Date, the EWP Financial DIP Claim in the outstanding principal amount of $5,000,000, together with accrued and unpaid interest thereon and fees and expenses payable in connection therewith, as assigned to Contran, shall, together with the other Converted Claims, be exchanged for 5,100,000 shares of the New Common Stock, which, when issued to Contran, will represent fifty-one percent (51%) of the capital stock of Reorganized KCI issued on the Effective Date. EWP Financial's claim arising under the EWP Financial Term Loan Participation shall be paid in full in Cash by the Reorganized Debtors on the Effective Date or as soon thereafter as reasonably practicable.

     3. Administrative Claims

     Except for Contran in respect of that portion of the Converted Claims that arose post-petition, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of its Allowed Administrative Claim in Cash (i) on the Effective Date or as soon thereafter as reasonably practicable, or (ii) if that Claim is Allowed after the Effective Date, on the date that the Claim is Allowed or as soon thereafter as reasonably practicable, or (iii) as and when payable in the ordinary course of the Debtors' business or as may be agreed upon by the Holder and the Reorganized Debtors or otherwise upon an order of the Bankruptcy Court.

     B. Priority Tax Claims

     On the Effective Date or as soon as reasonably practicable thereafter, each Holder an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid by the estate of the Debtor against which the Claim is asserted, at the option of the Debtors, (a) Cash in an amount equal to the amount of such Priority Tax Claim on the Effective Date or as soon thereafter as reasonably practicable, or (b) Cash over a six-year period from the date of assessment as provided in Section 1129(a)(9)(C) of the Bankruptcy Code, with interest accruing from the Effective Date payable at a rate of four percent (4%) per annum or such other rate as may be required by the Bankruptcy Code.

                                  ARTICLE III

                          CLASSIFICATION AND TREATMENT
                       OF CLASSIFIED CLAIMS AND INTERESTS

A.   Summary

     The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

              Classification of Claims Against and Interests in KCI

Class/Type of Claim or Interest                        Impaired or Unimpaired and Voting Status
-------------------------------                        ------------------------------------------------
Congress DIP Claims                                    Unimpaired; Not entitled to vote
EWP Financial DIP Claims                               Agreeing to accept specified treatment upon Plan
                                                       Confirmation
Administrative Claims                                  Unimpaired; Not entitled to vote
Priority Tax Claims                                    Unimpaired; Not entitled to vote
Class A1--Other Priority Claims                        Unimpaired; Not entitled to vote
Class A2--Secured Claims                               Unimpaired; Not entitled to vote
Class A3--Union Claim                                  Impaired; Entitled to vote
Class A4--Retiree Claims                               Impaired; Entitled to vote
Class A5--Unsecured Convenience Class Claims           Impaired; Entitled to vote
Class A6--General Unsecured Claims                     Impaired; Entitled to vote
Class A7--Old Preferred Stock Interests                Impaired; Deemed to reject the Plan
Class A8--Old Common Stock Interests                   Impaired; Deemed to reject the Plan
Class A9--Other Securities Claims                      Impaired; Deemed to reject the Plan

         Classification of Claims Against and Interests in Sherman Wire

Class/Type of Claim or Interest                        Impaired or Unimpaired and Voting Status
-------------------------------                        ------------------------------------------------
Congress DIP Claims                                    Unimpaired; Not entitled to vote
EWP Financial DIP Claims                               Agreeing to accept specified treatment upon Plan
                                                       Confirmation
Administrative Claims                                  Unimpaired; Not entitled to vote
Priority Tax Claims                                    Unimpaired; Not entitled to vote
Class B1--Other Priority Claims                        Unimpaired; Not entitled to vote
Class B2--Secured Claims                               Unimpaired; Not entitled to vote
Class B3--Unsecured Convenience Class Claims           Impaired; Entitled to vote
Class B4--General Unsecured Claims                     Impaired; Entitled to vote
Class B5--Old Equity Interests                         Impaired; Entitled to vote

           Classification of Claims Against and Interests in FV Steel

Class/Type of Claim or Interest                        Impaired or Unimpaired and Voting Status
-------------------------------                        ------------------------------------------------
Congress DIP Claims                                    Unimpaired; Not entitled to vote
EWP Financial DIP Claims                               Agreeing to accept specified treatment upon Plan
                                                       Confirmation
Administrative Claims                                  Unimpaired; Not entitled to vote
Priority Tax Claims                                    Unimpaired; Not entitled to vote
Class C1--Other Priority Claims                        Unimpaired; Not entitled to vote
Class C2--Secured Claims                               Unimpaired; Not entitled to vote
Class C3--General Unsecured Claims                     Unimpaired; Not entitled to vote
Class C4--Old Equity Interests                         Impaired; Entitled to vote

       Classification of Claims Against and Interests in Sherman Caldwell

Class/Type of Claim or Interest                        Impaired or Unimpaired and Voting Status
-------------------------------                        ------------------------------------------------
Congress DIP Claims                                    Unimpaired; Not entitled to vote
EWP Financial DIP Claims                               Agreeing to accept specified treatment upon Plan
                                                       Confirmation
Administrative Claims                                  Unimpaired; Not entitled to vote
Priority Tax Claims                                    Unimpaired; Not entitled to vote
Class D1--Other Priority Claims                        Unimpaired; Not entitled to vote
Class D2--Secured Claims                               Unimpaired; Not entitled to vote
Class D3--General Unsecured Claims                     Impaired; Entitled to vote
Class D4--Old Equity Interests                         Impaired; Entitled to vote

         Classification of Claims Against and Interests in J.L. Prescott

Class/Type of Claim or Interest                        Impaired or Unimpaired and Voting Status
-------------------------------                        ------------------------------------------------
Congress DIP Claims                                    Unimpaired; Not entitled to vote
EWP Financial DIP Claims                               Agreeing to accept specified treatment upon Plan
                                                       Confirmation
Administrative Claims                                  Unimpaired; Not entitled to vote
Priority Tax Claims                                    Unimpaired; Not entitled to vote
Class E1--Other Priority Claims                        Unimpaired; Not entitled to vote
Class E2--Secured Claims                               Unimpaired; Not entitled to vote
Class E3--General Unsecured Claims                     Unimpaired; Not entitled to vote
Class E4--Old Equity Interests                         Impaired; Entitled to vote

             Classification of Claims Against and Interests in DEMI

Class/Type of Claim or Interest                        Impaired or Unimpaired and Voting Status
-------------------------------                        ------------------------------------------------
Congress DIP Claims                                    Unimpaired; Not entitled to vote
EWP Financial DIP Claims                               Agreeing to accept specified treatment upon Plan
                                                       Confirmation
Administrative Claims                                  Unimpaired; Not entitled to vote
Priority Tax Claims                                    Unimpaired; Not entitled to vote
Class F1--Other Priority Claims                        Unimpaired; Not entitled to vote
Class F2--Secured Claims                               Unimpaired; Not entitled to vote
Class F3--General Unsecured Claims                     Unimpaired; Not entitled to vote
Class F4--Old Equity Interests                         Impaired; Entitled to vote

B. KCI Sub-Plan: Classification and Treatment of Claims against and Interests in KCI

     1. Class A1--Other Priority Claims

          (a) Classification: Class A1 consists of all Other Priority Claims against KCI.

          (b) Treatment: Unless the Holder of an Allowed Class A1 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each such Holder of an Allowed Class A1 Claim shall receive one of the following alternative treatments: (i) to the extent Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date or as soon thereafter as reasonably practicable or as required in accordance with the terms of such Claim or
     (ii) to the extent not Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Class A1 Claim becomes Allowed.

     Any default with respect to any Class A1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (c) Voting: Class A1 is not Impaired, and the Holders of Class A1 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class A1 are not entitled to vote to accept or reject the Plan.

     2. Class A2--Secured Claims

          (a) Classification: Class A2 consists of three subclasses of Secured Claims against KCI: County Secured Claims (Class A2-A), Notes Secured Claims (Class A2-B) and Other Secured Claims (Class A2-C).

          (b) Treatment: Unless the Holder of an Allowed Class A2-A or A2-B Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, the legal, equitable and contractual rights to which the Holder thereof is entitled shall be Reinstated.

     Accordingly, and among other things, on the Effective Date or as soon thereafter as practicable, the Reorganized Debtors shall cure all payment defaults (including accrued, but unpaid interest) under the Old Secured Notes Indenture and will pay the Old Secured Notes Trustee's Fees and
     Expenses  and in  accordance  with  the  terms  of the  Old  Secured  Notes
     Indenture.  The  Reorganized  Debtors  shall  pay  the  Old  Secured  Notes
     Trustee's Fees and Expenses directly (without need for further Court approval), and any such payment(s) shall not be deducted from, or reduce, the distributions to which Holders of Class A2-B Claims are otherwise entitled. If the Old Secured Notes Trustee's Fees and Expenses are not fully paid by the Reorganized Debtors, the Old Secured Notes Trustee's charging lien shall not be impaired, and the Old Secured Notes Trustee may satisfy any deficiency out of the distributions to Holders of Notes Secured Claims described in Article VII.C.1 hereof. However, in no event shall the satisfaction of any such deficiency by the Old Secured Notes Trustee relieve the Reorganized Debtors from making full distributions to the Holders of Class A2-B Claims.

     Unless a Holder of an Allowed Class A2-C Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, all Allowed Class A2-C Claims will receive one of the following alternative treatments, at the election of the Reorganized Debtors (on Negative Notice): (A) the legal, equitable and contractual rights to which any such Allowed Secured Claim entitles the Holder thereof shall be unaltered by the Plan; (B) any such Allowed Secured Claims shall be paid in full in Cash by the Reorganized Debtors; or (C) the Holder of any such Allowed Secured Claim shall receive the property securing that Allowed Class A2-C Claim.

          (c) Voting: Class A2 is not Impaired, and the Holders of Class A2 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class A2 are not entitled to vote to accept or reject the Plan.

     3. Class A3--Union Claim

          (a) Classification: Class A3 consists of the Union Claim against KCI.

          (b) Treatment: The ISWA CBAs, as modified by the 1113 Agreement, attached to the Disclosure Statement as Exhibit G, will be assumed. In addition, unless a Holder of the Class A3 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class A3 Claim will receive its Pro Rata Share of: (i) the Unsecured Cash Distribution, (ii) New Secured Note Proceeds and (iii) New Common Stock, each premised on a $9 million General Unsecured Claim for such Class A3 Claim; provided, however, that, if the Committee and the Committee Members issue the Support Letter and Class A6 votes to accept the Plan, the Holder of the Class A3 Claim will neither receive any distributions nor retain any property on account of such Claim, and the $9 million Class A3 Claim shall be extinguished.

          (c) Voting: Class A3 is Impaired, and the Holder of the Class A3 Claim is entitled to vote to accept or reject the Plan.

     4. Class A4--Retiree Claims

          (a)  Classification:  Class A4 consists of all Retiree  Claims against
     KCI.

          (b)  Treatment:  The Debtors,  prior to the  Effective  Date,  and the
     Reorganized Debtors thereafter, will continue to pay certain retiree benefits for ISWA Retirees, Management Retirees and UAW Retirees pursuant to the 1114 Agreement. In addition, unless a Holder of an Allowed Class A4 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class A4 Claim will receive his or her Pro Rata Share of: (i) the Unsecured Cash Distribution; and (ii) New Common Stock, each such distribution being premised on a total of $5 million of Allowed Class A4 Claims.

          (c) Voting: Class A4 is Impaired, and the Holders of Class A4 Claims are entitled to vote to accept or reject the Plan.

     5. Class A5--Unsecured Convenience Class Claims

          (a) Classification: Class A5 consists of all Unsecured Convenience Class Claims against KCI.

          (b) Treatment: Each Holder of an Allowed Class A5 Claim shall receive Cash equal to 100% of its Class A5 Claim; provided, however, that, if the aggregate amount of Class Allowed A5 Claims exceeds $200,000, each Holder of an Allowed Class A5 Claim and each Holder of an Allowed Class B3 Claim shall receive its respective Pro Rata Share of $200,000.

          (c) Voting: Class A5 is Impaired, and Holders of Class A5 Claims are entitled to vote to accept or reject the Plan.

          (d) Election Rights: Any election described below must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors (as the case may be, and on Negative Notice), no Creditor can elect the treatment described below after the Voting Deadline.

               (1) Opt-In Rights: Each Holder of a General Unsecured Claim against KCI may elect to be treated as a Holder of a Class A5 Claim. Any General Unsecured Claim against KCI that exceeds $1,900, but whose Holder elects to be treated as a Class A5 Claim, shall be automatically reduced to $1,900 and Allowed in such amount for all purposes, in complete satisfaction of such General Unsecured Claim against KCI.

               (2) Opt-Out Rights: Each Holder of an Unsecured Convenience Class Claim against KCI that is under $1,900 may elect to be treated as a Class A6 Claim.

     6. Class A6--General Unsecured Claims

          (a) Classification: Class A6 consists of two subclasses of General Unsecured Claims against KCI: all General Unsecured Claims against KCI other than the Sherman Wire Claim (Class A6-A) and the Sherman Wire Claim (Class A6-B).

          (b) Treatment: Each Holder of an Allowed Class A6-A Claim shall receive its Pro Rata Share of: (i) the Unsecured Cash Distribution in Cash;
     (ii) the New Secured Note Proceeds; and (iii) 4,900,000 shares of the New Common Stock, representing forty-nine percent (49%) of the New Common Stock of Reorganized KCI issued on the Effective Date. In the case that such Allowed Class A-6 Claim is allowed as of the Effective Date, the Claim shall be paid on the Effective Date or as soon as practicable thereafter. In the case that such Allowed Class 6-A Claim does not become Allowed until after the Effective Date, the Claim shall be paid as soon as reasonably practicable thereafter. The Holder of the Sherman Wire Claim shall receive its Pro Rata Share of (i) the Unsecured Cash Distribution in Cash on the Effective Date or as soon thereafter as reasonably practicable; (ii) the New Secured Note Proceeds; and (iii) 4,900,000 shares of the New Common Stock, representing forty-nine percent (49%) of the New Common Stock of Reorganized KCI issued on the Effective Date, subject to the terms and conditions of the Sherman Wire Settlement Agreement.

          (c) Voting: Class A6 is Impaired, and the Holders of Class A6 Claims are entitled to vote to accept or reject the Plan.

     7. Class A7--Old Preferred Stock Interests

          (a) Classification: Class A7 consists of all Old Preferred Stock Interests in KCI. Class A7 does not include Other Securities Claims against KCI.

          (b) Treatment: The Class A7 Interests shall be cancelled, and the Holders of Class A7 Interests shall neither receive any distributions nor retain any property under the Plan.

          (c) Voting: Class A7 is Impaired, but because no distributions will be made to Holders of Class A7 Interests and those Holders will not retain any property, all such Holders are deemed to reject the Plan pursuant to
     Section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Class A7 Interests are not entitled to vote to accept or reject the Plan.

     8. Class A8--Old Common Stock Interests

          (a) Classification: Class A8 consists of all Old Common Stock Interests in KCI. Class A8 does not include Other Securities Claims against KCI.

          (b) Treatment: The Class A8 Interests shall be cancelled, and the Holders of Class A8 Interests shall neither receive any distributions nor retain any property under the Plan.

          (c) Voting: Class A8 is Impaired, but because no distributions will be made to Holders of Class A8 Interests and Holders thereof will not retain any property, all such Holders are deemed to reject the Plan pursuant to
     Section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Class A8 Interests are not entitled to vote to accept or reject the Plan.

     9. Class A9--Other Securities Claims

          (a) Classification: Class A9 consists of all Other Securities Claims against KCI.

          (b) Treatment: The Holders of Class A9 Claims shall neither receive any distributions nor retain any property under the Plan.

          (c) Voting: Class A9 is Impaired, but because no distributions will be made to Holders of Class A9 Claims and those Holders will not retain any property, all such Holders are deemed to reject the Plan pursuant to
     Section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Class A9 Claims are not entitled to vote to accept or reject the Plan.

C. Sherman Wire Sub-Plan: Classification and Treatment of Claims against and Interests in Sherman Wire

     1. Class B1--Other Priority Claims

          (a) Classification: Class B1 consists of all Other Priority Claims against Sherman Wire.

          (b) Treatment: Unless a Holder of an Allowed Class B1 Claim and the Debtors (prior to the Effective Date) or the Sherman Wire Liquidating Trustee (on and after the Effective Date) (in each case, on Negative Notice) agree to a different treatment, each Holder of an Allowed Class B1 Claim shall receive one of the following alternative treatments: (i) to the extent Allowed on the Effective Date, each such Allowed Claim will be paid in full in Cash by the Sherman Wire Liquidating Trust on the Effective Date or as soon thereafter as reasonably practicable or as required in accordance with the terms of that Claim; or (ii) to the extent not Allowed on the Effective Date, each such Claim will be paid in full in Cash by the Sherman Wire Liquidating Trust when and as that Class B1 Claim becomes Allowed.

     Any default with respect to any Class B1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (c) Voting: Class B1 is not Impaired, and the Holders of Class B1 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class B1 are not entitled to vote to accept or reject the Plan.

     2. Class B2--Secured Claims

          (a) Classification: Class B2 consists of two subclasses of Secured Claims against Sherman Wire: Notes Secured Claims (Class B2-A) and Other Secured Claims (Class B2-B).

          (b) Treatment: Unless a Holder of an Allowed Class B2-A Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, the legal, equitable and contractual rights to which that Claim entitles the Holder thereof shall be Reinstated on the terms set forth for treatment of Class A2.

     Unless a Holder of an Allowed Class B2-B Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, all Allowed Class B2-B Claims will receive one of the following alternative treatments, at the election of the Reorganized Debtors (on Negative Notice): (A) paid in full in Cash by the Reorganized Debtors; (B) the legal, equitable and contractual rights to which an Allowed Class B2-B Claim entitles the Holder thereof shall be unaltered by the Plan; (C) the Holder of each Class B2-B Claim shall receive the proceeds from the sale of the property securing the Holder's Allowed Class B2-B Claim up to the Allowed amount thereof; or (D) each such Allowed Claim will be treated in any other manner such that the Allowed Class Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

          (c) Voting: Class B2 is not Impaired, and the Holders of Class B2 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class B2 are not entitled to vote to accept or reject the Plan.

     3. Class B3--Unsecured Convenience Class Claims

          (a) Classification: Class B3 consists of all Unsecured Convenience Class Claims against Sherman Wire.

          (b) Treatment: Each Holder of an Allowed Class B3 Claim shall receive Cash equal to 100% of its Class B3 Claim; provided, however, that if the aggregate amount of Allowed Class B3 Claims and Allowed Class A5 Claims exceeds $200,000, each Holder of an Allowed Class B3 Claim and each Holder of an Allowed Class A5 Claim shall receive its respective Pro Rata Share of $200,000.

          (c) Voting: Class B3 is Impaired, and Holders of Class B3 Claims are entitled to vote to accept or reject the Plan.

          (d) Election Rights: Any election described below must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors (as the case may be), and on Negative Notice, no Creditor can elect the treatment described below after the Voting Deadline.

               (1) Opt-In Rights: Each Holder of a General Unsecured Claim against Sherman Wire may elect to be treated as a Holder of a Class B3 Claim. Any General Unsecured Claim against Sherman Wire that exceeds $1,900, but whose Holder elects to be treated as a Class B3 Claim, shall be automatically reduced to $1,900 and Allowed in such amount for all purposes, in complete satisfaction of such General Unsecured Claim against Sherman Wire.

               (2) Opt-Out Rights: Each Holder of an Unsecured Convenience Class Claim against Sherman Wire that is under $1,900 may elect to be treated as a Class B4 Claim.

     4. Class B4--General Unsecured Claims

          (a) Classification: Class B4 consists of all General Unsecured Claims against Sherman Wire.

          (b) Treatment: Unless a Holder of an Allowed Class B4 Claim and the Debtors (prior to the Effective Date, on Negative Notice) or the Sherman Wire Liquidating Trustee (after the Effective Date, on Negative Notice) agree to a different treatment, each Holder of an Allowed Class B4 Claim shall receive its Pro Rata Share of the assets of the New Sherman Wire Liquidating Trust.

          (c) Voting: Class B4 is Impaired, and the Holders of Class B4 Claims are entitled to vote to accept or reject the Plan.

     5. Class B5--Old Equity Interests

          (a) Classification: Class B5 consists of all Old Equity Interests in Sherman Wire.

          (b) Treatment: Unless the Holder of an Allowed Old Equity Interest and the Reorganized Debtors (on Negative Notice) agree to different treatment, each Holder of an Allowed Class B5 Interest shall receive its Pro Rata Share of the assets of the New Sherman Wire Liquidating Trust after all prior Claims against Sherman Wire are satisfied.

          (c) Voting: Class B5 is Impaired, and the Holders of Class B5 Interests are entitled to vote to accept or reject the Plan.

D. FV Steel Sub-Plan: Classification and Treatment of Claims against and Interests in FV Steel

     1. Class C1--Other Priority Claims

          (a) Classification: Class C1 consists of all Other Priority Claims against FV Steel.

          (b) Treatment: Unless the Holder of an Allowed Class C1 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class C1 Claim shall receive one of the following alternative treatments: (i) to the extent Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date or as soon thereafter as reasonably practicable or as required in accordance with the terms of such Claim or (ii) to the extent not Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Class C1 Claim becomes Allowed.

     Any default with respect to any Class C1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (c) Voting: Class C1 is not Impaired, and the Holders of Class C1 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class C1 are not entitled to vote to accept or reject the Plan.

     2. Class C2--Secured Claims

          (a) Classification: Class C2 consists of two subclasses of Secured Claims against FV Steel: Notes Secured Claims (Class C2-A) and Other Secured Claims (Class C2-B).

          (b) Treatment: Unless the Holder of an Allowed Class C2-A Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, the legal, equitable and contractual rights to which that Claim entitles the Holder of an Allowed Class C2-A Claim shall be Reinstated on the terms set forth for Class A2.

     Unless a Holder of an Allowed Class C2-B Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, all Allowed Class C2-B Claims will receive one of the following alternative treatments, at the Reorganized Debtors' election: (A) paid in full in Cash by the Reorganized Debtors; (B) the legal, equitable and contractual rights to which an Allowed Class C2-B Claim entitles the Holder thereof shall be unaltered by the Plan; (C) the Holder of each Allowed Class C2-B Claim shall receive the proceeds from the sale of the property securing that Allowed Class C2-B Claim up to the Allowed amount thereof; or (D) each such Allowed Claim will be treated in any other manner such that the Allowed Class Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

          (c) Voting: Class C2 is not Impaired, and the Holders of Class C2 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class C2 are not entitled to vote to accept or reject the Plan.

     3. Class C3--General Unsecured Claims

          (a) Classification: Class C3 consists of all General Unsecured Claims against FV Steel.

          (b) Treatment: There are no Allowed Class C3 Claims.

          (c) Voting: Class C3 is not Impaired, and the Holders of Class C3 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class C3 are not entitled to vote to accept or reject the Plan.

     4. Class C4--Old Equity Interests

          (a) Classification: Class C4 consists of all Old Equity Interests in FV Steel.

          (b) Treatment: Holders of Class C4 Interests shall retain their Old Equity Interests

          (c) Voting: Class C4 is Impaired, and Holders of Class C4 Interests are entitled to vote to accept or reject the Plan.

E. Sherman Caldwell Sub-Plan: Classification and Treatment of Claims against and Interests in Sherman Caldwell

     1. Class D1--Other Priority Claims

          (a) Classification: Class D1 consists of all Other Priority Claims against Sherman Caldwell.

          (b) Treatment: Unless the Holder of an Allowed Class D1 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class D1 Claim shall receive one of the following alternative treatments: (i) to the extent Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date or as soon thereafter as reasonably practicable or as required in accordance with the terms of such Claim or (ii) to the extent not Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Class D1 Claim becomes Allowed.

     Any default with respect to any Class D1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (c) Voting: Class D1 is not Impaired, and the Holders of Class D1 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class D1 are not entitled to vote to accept or reject the Plan.

     2. Class D2--Secured Claims

          (a) Classification: Class D2 consists of two subclasses of Secured Claims against Sherman Caldwell: Notes Secured Claims (Class D2-A) and Other Secured Claims (Class D2-B).

          (b) Treatment: Unless the Holder of an Allowed Class D2 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be Reinstated on the terms set forth for Class A2.

     Unless a Holder of an Allowed Class D2-B Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, all Allowed Class D2-B Claims will receive one of the following alternative treatments, at the Reorganized Debtors' election: (A) paid in full in Cash by the Reorganized Debtors; (B) the legal, equitable and contractual rights to which an Allowed Class D2-B Claim entitles the Holder thereof shall be unaltered by the Plan; (C) the Holder of each Allowed Class D2-B Claim shall receive the proceeds from the sale of the property securing that Allowed Class D2-B Claim up to the Allowed amount thereof; or (D) each such Allowed Claim will be treated in any other manner such that the Allowed Class Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

          (c) Voting: Class D2 is not Impaired, and the Holders of Class D2 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class D2 are not entitled to vote to accept or reject the Plan.

     3. Class D3--General Unsecured Claims

          (a) Classification: Class D3 consists of all General Unsecured Claims against Sherman Caldwell.

          (b) Treatment: Unless the Holder of an Allowed Class D3 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class D3 Claim shall receive that Holder's Pro Rata Share of the net liquidation proceeds of Sherman Caldwell after all prior Claims against Sherman Caldwell are satisfied.

          (c) Voting: Class D3 is Impaired, and the Holders of Class D3 Claims are entitled to vote to accept or reject the Plan.

     4. Class D4--Old Equity Interests

          (a) Classification: Class D4 consists of all Old Equity Interests in Sherman Caldwell.

          (b) Treatment: Unless the holders of an Old Equity Interest and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class D4 Interest shall receive its Pro Rata Share of proceeds from Sherman Caldwell after all prior Allowed Claims against Sherman Caldwell have been satisfied.

          (c) Voting: Class D4 is Impaired, and Holders of Class D4 Interests are entitled to vote to accept or reject the Plan.

F. J.L. Prescott Sub-Plan: Classification and Treatment of Claims against and Interests in J.L. Prescott

     1. Class E1--Other Priority Claims

          (a) Classification: Class E1 consists of all Other Priority Claims against J.L. Prescott.

          (b) Treatment: Unless the Holder of an Allowed Class E1 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class E1 Claim shall receive one of the following alternative treatments: (i) to the extent Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date or as soon thereafter as reasonably practicable or as required in accordance with the terms of such Claim or (ii) to the extent not Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Class E1 Claim becomes Allowed.

     Any default with respect to any Class E1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (c) Voting: Class E1 is not Impaired, and the Holders of Class E1 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class E1 are not entitled to vote to accept or reject the Plan.

     2. Class E2--Secured Claims

          (a) Classification: Class E2 consists of two subclasses of Secured Claims against J.L. Prescott: Notes Secured Claims (Class E2-A) and Other Secured Claims (Class E2-B).

          (b) Treatment: Unless the Holder of an Allowed Class E2-A Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, the legal, equitable and contractual rights to which that Claim entitles the Holder thereof shall be Reinstated on the terms set forth in Class A2.

     Unless a Holder of an Allowed Class E2-B Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, all Allowed Class E2-B Claims will receive one of the following alternative treatments, at the Reorganized Debtors' election: (A) paid in full in Cash by the Reorganized Debtors; (B) the legal, equitable and contractual rights to which an Allowed Class E2-B Claim entitles the Holder thereof shall be unaltered by the Plan; (C) the Holder of each Allowed Class E2-B Claim shall receive the proceeds from the sale of the property securing that Allowed Class E2-B Claim up to the Allowed amount thereof; or (D) each such Allowed Claim will be treated in any other manner such that the Allowed Class Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

          (c) Voting: Class E2 is not Impaired, and the Holders of Class E2 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class E2 are not entitled to vote to accept or reject the Plan.

     3. Class E3--General Unsecured Claims

          (a) Classification: Class E3 consists of all General Unsecured Claims against J.L. Prescott.

          (b) Treatment: There are no Allowed Class E3 Claims.

          (c) Voting: Class E3 is not Impaired, and the Holders of Class C3 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class E3 are not entitled to vote to accept or reject the Plan.

          (d) Class E4--Old Equity Interests

          (e) Classification: Class E4 consists of all Old Equity Interests in J.L. Prescott.

          (f) Treatment: Unless the holders of an Old Equity Interest and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class E4 Interest shall receive its Pro Rata Share of proceeds (if any) from J.L. Prescott after all prior Allowed Claims against J.L. Prescott have been satisfied.

          (g) Voting: Class E4 is Impaired, and Holders of Class C4 Interests are entitled to vote to accept or reject the Plan.

G. DEMI Sub-Plan: Classification and Treatment of Claims against and Interests in DEMI

     1. Class F1--Other Priority Claims

          (a) Classification: Class F1 consists of all Other Priority Claims against DEMI.

          (b) Treatment: Unless the Holder of a Class F1 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class F1 Claim shall receive one of the following alternative treatments: (i) to the extent Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors on the Effective Date or as soon thereafter as reasonably practicable or as required in accordance with the terms of such Claim or (ii) to the extent not Allowed on the Effective Date, such Claim will be paid in full in Cash by the Reorganized Debtors when and as such Class F1 Claim becomes Allowed.

     Any default with respect to any Class F1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (c) Voting: Class F1 is not Impaired, and the Holders of Class F1 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class F1 are not entitled to vote to accept or reject the Plan.

     2. Class F2--Secured Claims

          (a) Classification: Class F2 consists of two subclasses of Secured Claims against DEMI: Notes Secured Claims (Class F2-A) and Other Secured Claims (Class F2-B).

          (b) Treatment: Unless the Holder of an Allowed Class F2-A Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, the legal, equitable and contractual rights to which that Claim entitles the Holder thereof shall be Reinstated on the terms set forth for Class A2.

     Unless a Holder of an Allowed Class F2-B Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, all Allowed Class F2-B Claims will receive one of the following alternative treatments, at the Reorganized Debtors' election: (A) paid in full in Cash by the Reorganized Debtors; (B) the legal, equitable and contractual rights to which an Allowed Class F2-B Claim entitles the Holder thereof shall be unaltered by the Plan; (C) the Holder of each Allowed Class F2-B Claim shall receive the proceeds from the sale of the property securing that Allowed Class F2-B Claim up to the Allowed amount thereof; or (D) each such Allowed Claim will be treated in any other manner such that the Allowed Class Claim shall be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

          (c) Voting: Class F2 is not Impaired, and the Holders of Class F2 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class F2 are not entitled to vote to accept or reject the Plan.

     3. Class F3--General Unsecured Claims

          (a) Classification: Class F3 consists of all General Unsecured Claims against DEMI.

          (b) Treatment: Unless the Holder of an Allowed Class F3 Claim and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class F3 Claim shall receive that Holder's Pro Rata Share of the net liquidation proceeds of DEMI after all prior F1 and F2 Claims against DEMI are satisfied.

          (c) Voting: Class F3 is not Impaired, and the Holders of Class C3 Claims are conclusively deemed to have accepted the Plan pursuant to
     Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class F3 are not entitled to vote to accept or reject the Plan.

          (d) Class F4--Old Equity Interests

          (e) Classification: Class F4 consists of all Old Equity Interests in DEMI.

          (f) Treatment: Unless the holders of an Old Equity Interest and the Reorganized Debtors (on Negative Notice) agree to a different treatment, each Holder of an Allowed Class F4 Interest shall receive its Pro Rata Share of proceeds (if any) from DEMI after all prior Allowed Claims against DEMI have been satisfied.

          (g) Voting: Class F4 is Impaired, and Holders of Class F4 Interests are entitled to vote to accept or reject the Plan.

H.   Special Provision Governing Unimpaired Claims

     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Voting Classes

     Each Holder of an Allowed Claim or an Allowed Interest in Classes A3, A4, A5, A6, B3, B4, B5, C4, D3, D4, E4, and F4 shall be entitled to vote to accept or reject the Plan.

B.   Acceptance by Impaired Classes

     An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) that hold at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.   Presumed Acceptance of Plan

     Classes A1, A2, B1, B2, C1, C2, C3, D1, D2, E1, E2, E3, F1, F2 and F3 are unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

D.   Presumed Rejection of Plan

     Classes A7, A8, and A9 are Impaired and the Holders of Claims or Interests in Classes A7, A8, and A9 shall receive no distributions nor retain any property on account of such Claims or Interests. Therefore, Classes A7, A8, and A9 are presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

E.   Non-Consensual Confirmation

     The  Debtors  reserve  the  right to seek  Confirmation  of the Plan  under
Section 1129(b) of the Bankruptcy Code, to the extent applicable. In the event that any of Classes A3, A4, A5, A6, B3, B4, B5, C4, D3, D4, E4, and F4 fails to accept the Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan in accordance with Article XII.E hereof.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Continued  Corporate  Existence and  Vesting  of  Assets in the Reorganized
     Debtors

     KCI and FV Steel shall, as Reorganized Debtors, continue to exist after the Effective Date as separate corporate entities, with all the powers of a corporation under the laws of the state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of KCI and FV Steel, and any property acquired by KCI and FV Steel as Debtors or Reorganized Debtors under the Plan, shall vest in the Reorganized KCI and the Reorganized FV Steel, respectively, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims or Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

     Sherman Wire, Sherman Caldwell, J.L. Prescott and DEMI shall be liquidated, with the proceeds thereof, if any, distributed in accordance with their respective sub-plans thereafter.

B.   New Sherman Wire Transfer

     On or prior to the Effective Date, KCI or Reorganized KCI, as applicable, shall form New Sherman Wire as a Delaware corporation and subsidiary of KCI or Reorganized KCI, as applicable. On the Effective Date or as soon thereafter as reasonably practicable, Reorganized KCI shall purchase those assets of Sherman Wire necessary to maintain the business of the Reorganized Debtors at fair market value based upon appraisal. Reorganized KCI (or New Sherman Wire, as the case may be, provided, however, that any payment made by New Sherman Wire shall be made from proceeds received from Reorganized KCI in exchange for the New Sherman Common Stock) shall make payment to the Sherman Wire Liquidating Trust, and shall receive in consideration therefor: (i) the aforementioned assets, which will be transferred, at the sole and absolute discretion of Reorganized KCI, to New Sherman Wire or Reorganized KCI; and (ii) the New Sherman Common Stock. The Sherman Wire Liquidating Trust shall dispose of the remaining assets of Sherman Wire in a commercially reasonable manner and distribute the proceeds thereof and the proceeds of those assets transferred to New Sherman Wire in accordance with the Sherman Wire sub-plan.

C.   Cancellation of Old Unsecured Notes, Old Stock, and Stock Options

     On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Old Unsecured Notes, (b) the Old Stock and (c) any stock options, warrants or other rights to purchase Old Stock shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including, without limitation, the Old Unsecured Notes Indentures, shall be deemed to be cancelled, as permitted by
Section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Old Unsecured Notes Trustees, shall be discharged; provided, however, that the indentures that govern the rights of Holders of Claims and that are administered by any of the Old Unsecured Notes Trustees, an agent or servicer shall continue in effect solely for the purposes of (y) allowing each Old Unsecured Notes Trustee, agent or servicer to make the distributions to be made on account of such Claims under the Plan and (z) permitting each Old Unsecured Notes Trustee, agent or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement. Any fees or expenses due to any such Old Unsecured Notes Trustees shall be paid directly by the Debtors and shall not be deducted from any distributions to the Holders of Claims and Interests. The reasonable fees and expenses (which shall not exceed $50,000) incurred by the Old Unsecured Notes Trustees (including reasonable attorneys' fees) related to the cancellation of the Old Unsecured Notes and the transfer of distributions to the Holders of Old Unsecured Notes in connection with the Plan consummation shall be paid directly by the Reorganized Debtors upon the presentation of invoices to the Reorganized Debtors. Upon cancellation of the Old Unsecured
Notes and the transfer of distributions to the Holders thereof, the Old Unsecured Notes Trustees shall be discharged of any and all obligations under the Old Unsecured Notes Indentures.

D.   Issuance of New Securities; Execution of Related Documents

     On or immediately after the Effective Date, as reasonably practicable, the Reorganized Debtors shall issue all securities, notes, instruments, certificates, and other documents of the Reorganized Debtors required to be issued pursuant hereto, including, without limitation, the New Secured Note and the New Common Stock, each of which shall be distributed as provided herein. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments, including the Registration Rights Agreements, as are required to be executed pursuant to the terms hereof.

     The New Secured Note shall be issued on terms and conditions generally consistent with those set forth in the Lock-Up Agreement.

     The New Common Stock to be issued to Holders of Class A3, A4 and A6 Claims shall be issued free and clear of all liens and shall not be subject to any contractual transfer restrictions, other than, to the extent necessary to preserve Reorganized KCI's I.R.C. ss. 382(l)(5) NOL treatment. Upon the second anniversary of the Effective Date, there shall be no tax-related transfer restrictions on the New Common Stock held by the Holders of Class A3, A4 and A6 Claims. The New Common Stock to be issued to EWP Financial or its designated nominee shall be issued free and clear of all liens and shall be subject to transfer restrictions to the extent necessary, in the first instance without imposing any transfer restrictions on the New Common Stock to be issued to the Holders of Class A3, A4 and A6 Claims, to preserve Reorganized KCI's I.R.C. ss. 382(l)(5) NOL treatment. Reorganized KCI will be restricted from issuing New Common Stock or other equity securities or equity-convertible securities for less than the then current market value of the New Common Stock on a fully-diluted basis to any insider of the Reorganized Debtors (including
Contran) during the five-year period following the Effective Date. The Reorganized Debtors shall use their reasonable best efforts to make the New Common Stock eligible for trading through the DTC electronic book-entry delivery and settlement system.

E.   Sources of Consideration for Plan Distribution

     All consideration necessary for the Reorganized Debtors to make any payments pursuant to the Plan shall be obtained from existing assets, the operations of the Debtors or the Reorganized Debtors, asset sales, insurance proceeds, post-Confirmation borrowing pursuant to other available facilities of the Debtors or the Reorganized Debtors, the entry into the Exit Financing, and the issuance of the New Secured Note and New Common Stock. The Reorganized Debtors may also make such payments using Cash received from their direct and indirect subsidiaries through their consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course of business. No property of KCI or Reorganized KCI shall be used to pay any claims against other Debtors except as set forth in this Plan.

F.   Corporate Governance, Directors and Officers, and Corporate Action

     1. Amended Certificates of Incorporation, Charter and By-laws

     The certificates of incorporation, charter, and by-laws of the Debtors shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized KCI shall be amended to, among other things: (i) cancel the Old Stock; (ii) authorize 11,000,000 shares of New Common Stock and the issuance of 10,000,000 shares on the Effective Date (the remaining 1 million shares which shall not be issued or otherwise distributed, except as authorized by Reorganized KCI's board of directors); (iii) authorize 1,000 shares of blank check preferred stock (which shall not be issued or otherwise distributed except as authorized by Reorganized KCI's board of directors); (iv) pursuant to Section 1123(a)(6) of the Bankruptcy Code, include (a) a provision prohibiting the issuance of non-voting  equity  securities,  but  only to the  extent  required  by  Section
1123(a)(6) of the Bankruptcy Code and (b) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; and (v) include restrictions on the direct or indirect transferability of the New Common Stock as provided herein. On or as soon as reasonably practicable after the Effective Date, each of the Reorganized Debtors, as applicable, shall file new certificates of incorporation with the secretary of state (or equivalent state officer or entity) of the state under which each such Reorganized Debtor is or is to be incorporated. After the Effective Date, each Reorganized Debtor may amend and restate its new certificate of incorporation, charter, by-laws and other constituent documents as permitted by the relevant state corporate law.

     2. Directors and Officers of the Reorganized Debtors

     Subject to any requirement of Bankruptcy Court approval pursuant to Section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the officers of the Reorganized Debtors shall be the officers of the Debtors immediately prior to the Effective Date. On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of their respective boards of directors subject to, and in accordance with, their respective certificates of incorporation.

     As more fully described in the Lock-Up Agreement, as of the Effective Date, the board of directors for Reorganized KCI shall comprise seven individuals, of which, two directors shall have been designated by Contran, two directors shall have been designated by the OCUC, and the remaining three directors shall have been qualified as independent directors in accordance with the rules governing companies traded on the NASDAQ National Market System (the "Independent Directors"). Two of the Independent Directors shall have been designated by Contran with the OCUC's consent, not to be unreasonably withheld; and the third Independent Director shall have been designated by the OCUC with Contran's consent, not to be unreasonably withheld. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the Confirmation Order but shall not take office until the Effective Date. So long as the New Secured Note is outstanding, but no less than three (3) years after the Effective Date, if a vacancy is created by any of the four directors appointed by Contran or their successors, the vacancy shall be filled by the remaining directors appointed by Contran or their successors. So long as the New Secured Note is outstanding, but no less than three (3) years after the Effective Date, if a vacancy is created by any of the three directors appointed by the OCUC or their successors, the vacancy shall be filled by the remaining directors appointed by the OCUC or their successors, with the consent of the Creditor Trustee, if the Creditor Trustee is still in existence.

     Those directors and officers not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the Confirmation Order. On the Effective Date or as promptly thereafter as reasonably practicable, the board of directors for Reorganized KCI shall select the members of the boards of directors of the other Reorganized Debtors and EWP.

G.   Workers' Compensation

     Notwithstanding anything to the contrary herein, as of the Effective Date, the Reorganized Debtors shall honor all claims or causes of action against and liabilities of the Debtors arising under state workers' compensation statutes in the ordinary course of business; provided, however, that nothing herein shall limit, diminish, or otherwise alter the Debtors' or Reorganized Debtors' defenses or other rights with respect to any such claims, causes of action or liabilities. As of the Effective Date, all Claims Filed or Scheduled on account of any such claims, causes of action or liabilities shall be deemed disallowed automatically and without any further notice to or action, order or approval of the Bankruptcy Court.

H.   Union Grievances

     Notwithstanding anything to the contrary herein, as of the Effective Date, the Reorganized Debtors shall honor all claims or causes of action against and liabilities of the Debtors relating to current or former employees' grievances arising under the ISWA CBAs or the Other CBAs in the ordinary course of business; provided, however, that nothing herein shall limit, diminish, or otherwise alter the Debtors' or Reorganized Debtors' defenses or other rights with respect to any such claims, causes of action or liabilities. As of the Effective Date, all Claims Filed or Scheduled on account of any such claims, causes of action or liabilities shall be deemed disallowed automatically and without any further notice to or action, order or approval of the Bankruptcy Court.

I.   Retiree and Medical Claim Matters

     1. Pipeline Claims

     Notwithstanding anything to the contrary herein, as of the Effective Date, all Filed or Scheduled Pipeline Claims, as listed on Exhibit L to the Disclosure Statement, shall be deemed disallowed automatically and without any further notice to or action, order or approval of the Bankruptcy Court. The Debtors or Reorganized Debtors, as applicable, shall pay claims for healthcare and prescription drug benefits attributable to pre-interim relief coverage for all retirees on such terms and conditions as are further described in the 1114 Agreement, as modified by the Lock-Up Agreement. Such payments shall be made according to pre-petition practices without regard to the Filing of any proof of claim in the Chapter 11 Cases; provided, however, that nothing herein shall limit, diminish, or otherwise alter the Debtors' or Reorganized Debtors' defenses or other rights with respect to any such claims.

     2. Retiree Claim Matters

     Pursuant to the 1114 Agreement, to the extent that any trust is established to receive payments in satisfaction of any Retiree Claims, the Reorganized Debtors shall pay the fees of any trustee thereof and all other expenses related thereto, provided, however, that any such fees and expenses shall not exceed $10,000 per year plus any reasonable, documented out-of-pocket expenses.

                                   ARTICLE VI

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   Collective Bargaining Agreements

     1. ISWA CBAs

     Immediately prior to the Effective Date, the ISWA CBAs, as modified by the 1113 Agreement, will be deemed assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code.

     2. Other CBAs

     Immediately prior to the Effective Date, the Other CBAs will be deemed assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code.

B.   Assumption and Assignment of Coverage Policies

     1. Coverage Policies

     Immediately prior to the Effective Date, the Coverage Policies will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, any defaults of the Debtor with respect to said assumed Coverage Policies (other than the Coverage Policies assigned to the Sherman Liquidating Trust) shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Reorganized Debtors and, if disputed, established pursuant to applicable law, and the assumed Coverage Policies shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of any such cure amount, all defaults of the Debtors existing as of the Confirmation Date with respect to any such Coverage Policy shall be deemed cured.

C.   Intercorporate Services Agreement

     As more fully described in Exhibit F to the Disclosure Statement, the Reorganized Debtors and Contran shall enter into the New Intercorporate Services Agreement on terms substantially similar to the terms of the Former Intercorporate Services Agreement. The Reorganized Debtors and Contran shall only be entitled to amend the terms of the New Intercorporate Services Agreement with the approval of the board of directors of the Reorganized KCI. Immediately prior to the Effective Date, the Former Intercorporate Services Agreement shall be deemed rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, and any claim arising therefrom shall be treated as a Converted Claim as set forth in the Lock-Up Agreement; provided, however, that any such claims shall not include any L/C Claims or Insurance Program Claims, which shall be treated on the terms and conditions set forth elsewhere in this Plan.

D.   Rejection of Executory Contracts and Unexpired Leases

     Immediately prior to the Effective Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Reorganized Debtors will be deemed rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been assumed by order of the Bankruptcy Court, (2) are the subject of a motion to assume pending on the Effective Date,
(3) are identified in the Plan Supplement as to be assumed or (4) are assumed pursuant to the terms hereof. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code.

E.   Claims Based on Rejection of Executory Contracts or Unexpired Leases

     All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided herein.

F.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

     Any monetary amounts by which any executory contract or unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to
Section 365(b)(1) of the Bankruptcy Code, by payment of the cure amounts listed in the Plan Supplement in Cash on the Effective Date or as soon thereafter as reasonably practicable or on such other terms as the parties to such executory contract or unexpired lease and the Debtors or Reorganized Debtors, as applicable, may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payment, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. Upon payment of such agreed or determined cure amount, any and all claims Filed by the counter-parties to such assumed executory contract or unexpired lease on account of such executory contract or unexpired lease, including those listed in the Plan Supplement, shall be disallowed for all purposes without the need for further order of the Bankruptcy Court.

G.   Indemnification of Directors, Officers and Employees

     The obligations of the Debtors to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with the Debtors or under applicable state law, shall be deemed and treated as executory contracts and shall be deemed assumed by the Reorganized Debtors pursuant hereto and in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions for Claims and Interests Allowed as of the Effective Date

     1. General Provisions

     Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made as of the Effective Date on account of Claims and Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon as reasonably practicable thereafter.

     For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Secured Note and New Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed; provided, however, that the Reorganized Debtors shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

     2. Sherman Wire Liquidating Trust

     The Sherman Wire Liquidating Trust shall be established to receive and dispose of in a commercially reasonable manner, those assets of Sherman Wire that are unnecessary to maintain the business of the Reorganized Debtors and to distribute the proceeds thereof and the proceeds of the Sherman Wire Transfer in accordance with the Sherman Wire sub-plan; provided, however, that the Debtors, in consultation with the OCUC, reserve the right to reorganize Sherman Wire as a Reorganized Debtor on the terms and conditions set forth in Plan Art. V and to determine, prior to the Effective Date, whether to establish the Sherman Wire Liquidating Trust for the purposes, and on the terms and conditions of, this Plan Art. VII.A.2. The Sherman Wire Liquidating Trust will qualify as a liquidating trust as described in Treasury Regulation ss. 301.7701-4(d) and shall be treated as a grantor trust for United States federal income tax purposes. The Debtors or Reorganized Debtors, as applicable, shall appoint, in consultation with the OCUC, the Sherman Wire Liquidating Trustee, which trustee shall have the authority to manage the day-to-day operations of the Sherman Wire Liquidating Trust including disposing of the Sherman Wire Liquidating Trust assets, appearing as a party in interest, calculating distributions, paying taxes and such other matters as more particularly described in the trust agreement governing the Sherman Wire Liquidating Trust. The Sherman Wire
Liquidating  Trust  expenses,   including  the  expenses  of  the  Sherman  Wire
Liquidating Trustee and its representatives, will be paid by the Sherman Wire Liquidating Trust.

B. Distributions by the Reorganized Debtors; Distributions with Respect to Debt Securities

     1. General Provisions

     Except as otherwise provided herein, the Reorganized Debtors or their agent shall make all distributions required under the Plan. Notwithstanding the provisions of the Plan regarding the cancellation of the Old Unsecured Notes Indentures, the Old Unsecured Notes Indentures shall continue in effect to the extent necessary to allow the Old Unsecured Notes Trustees to provide information to the Reorganized Debtors or their agent to permit distributions of New Secured Note Proceeds and/or New Common Stock to Holders of Claims and, where appropriate, to receive New Secured Note Proceeds and/or New Common Stock on behalf of the Holders of the Old Unsecured Notes and make distributions pursuant to the Plan on account of the Old Unsecured Notes as agent for the Reorganized Debtors. The Old Unsecured Notes Trustees providing services related to distributions to the Holders of Allowed Claims evidenced by Old Unsecured Notes shall receive, from the Reorganized Debtors, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services upon the presentation of invoices to the Reorganized Debtors.

     2. Creditor Trust

     The OCUC shall establish the Creditor Trust to receive the New Secured Note and the 4.9 million shares of New Common Stock to be issued to Holders of Allowed Class A6-A Claims (on the Effective Date or as soon as practicable thereafter for Claims Allowed as of that date and in accordance with Article VIII hereof for Class A6-A Claims Allowed thereafter) for the benefit of the Holders of Allowed Class A3 Claims (if not extinguished) and Allowed Class A6 Claims and to administer and liquidate the assets of the Creditor Trust for ultimate distribution to such Holders on a Pro Rata basis. The Creditor Trust will qualify as a liquidating trust as described in Treasury Regulation ss. 301.7701-4(d) and shall be treated as a grantor trust for United States federal income tax purposes. The OCUC shall appoint the Creditor Trustee, which Creditor Trustee shall have the authority to manage the day to day operations of the Creditor Trust including making decisions with respect to the New Secured Note, appearing as a party in interest, calculating distributions, paying taxes and such other matters as more particularly described in the trust agreement governing the Creditor Trust. The Reorganized KCI shall pay the Creditor Trust fees in an amount not to exceed $10,000 per year plus the reasonable expenses actually incurred by the Creditor Trust; such fees and expenses first shall be payable ninety (90) days after the Effective Date and shall be payable quarterly thereafter until the New Secured Note is fully paid and satisfied.

C.   Delivery of Distributions and Undeliverable or Unclaimed Distributions

     1. Delivery of Distributions in General

     Distributions to Holders of Allowed Claims and Allowed Interests, other than Allowed Notes Secured Claims, shall be made at the address of the Holder of such Claim or Interest as indicated on the records of the Debtors or, if such Holder holds such Claims or Interests through DTC, distributions with respect to such Claims or Interests will be made to DTC and DTC will, in turn, make appropriate book entries to reflect such distributions to such Holders. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Old Unsecured Notes Claims evidenced by Old Unsecured Notes shall be made in accordance with the provisions of the applicable Old Unsecured Notes Indenture and distributions to Holders of Interests will be made to Holders of record as of the Distribution Record Date.

     With respect to Allowed Notes Secured Claims, distributions to Holders of Allowed Notes Secured Claims shall be made to the Old Secured Notes Trustee. The Old Secured Notes Trustee, in turn, shall administer the distributions to Holders of Allowed Notes Secured Claims in accordance with the terms of the Old Secured Notes Indenture. The reasonable fees and expenses of the Old Secured Notes Trustee incurred on or after the Effective Date in connection with the distributions described herein, including the reasonable fees and expenses of the Old Secured Notes Trustee's professionals and agents, shall be paid by the Reorganized Debtors without further application to or order of the Bankruptcy Court.

     2. Undeliverable Distributions

          (a) Holding of Undeliverable Distributions.

     If any distribution to a Holder of an Allowed Claim or Allowed Interest is returned to the Reorganized Debtors or their agent as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors or their agent are notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors or their agent until such time as a distribution becomes deliverable or is forfeited as set forth in the immediately subsequent paragraph. As soon as reasonably practicable, the Reorganized Debtors shall make all distributions that become deliverable.

          (b) Discharge of Claims and Interests for Undeliverable Distributions.

     In an effort to ensure that all Holders of valid Allowed Claims and Allowed Interests receive their allocated distributions, sixty (60) days after the Effective Date, the Reorganized Debtors will File with the Bankruptcy Court a listing of Unclaimed Distribution Holders. This list will be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim or Allowed Interest that does not, on or before the Unclaimed Distribution Discharge Date, assert a Claim or Interest for a distribution that was unable to be delivered, shall be deemed, without further order of the Court, to have its Allowed Claim or Allowed Interest (as the case may be) discharged, and the respective distribution shall be deemed an Undeliverable Distribution. Each such Holder shall be forever barred and enjoined from asserting its Allowed Claim or Allowed Interest or any Claim for an Undeliverable Distribution against any of the Reorganized Debtors, the Creditor Trust or the Sherman Wire Liquidating
Trust, as the case may be, or any property of any of the foregoing. Undeliverable Distributions shall be treated on the terms set forth in subparagraphs (c) and (d) below.

          (c) Disposition of Unclaimed Distributions Made in Satisfaction of Allowed Class A3, A4 and A6-A Claims.

                    (1) Unclaimed Distributions of New Secured Note Proceeds.

     Any Cash held for Undeliverable Distributions of New Secured Note Proceeds shall be disposed of in the following manner:

     (i) if the total amount of Cash distributed (including Cash held for Undeliverable Distributions thereof) exceeds the New Secured Note Distribution Base Amount, then the entire amount of any Cash held for Undeliverable Distributions thereof shall revert to, and become the property of, the Reorganized Debtors, free of any restrictions thereon;

     (ii) if the total amount of Cash distributed (including Cash held for Undeliverable Distributions thereof) is less than the New Secured Note Distribution Base Amount, then the entire amount of Cash held for Undeliverable Distributions thereof shall revert to, and become the property of, the Creditor Trust and the Creditor Trustee shall distribute all such Cash Pro Rata to the remaining Holders of Allowed A6-A Claims;

     (iii) if the total amount of Cash distributed (excluding Cash held for Undeliverable Distributions thereof) is less than the New Secured Note Distribution Base Amount, but the sum of that amount and the amount of Cash held for Undeliverable Distributions thereof exceeds the New Secured Note Distribution Base Amount, then the amount of Cash equal to the difference between the New Secured Note Distribution Base Amount and the total amount of Cash distributed (excluding Cash held for Undeliverable Distributions thereof) shall revert to, and become the property of, the Creditor Trust and the Creditor Trustee shall distribute all such Cash Pro Rata to the remaining Holders of Allowed A6-A Claims, and all remaining Cash held for Undeliverable Distributions thereof shall revert to, and become the property of, the Reorganized Debtors, free of any restrictions thereon; and

                    (2) Unclaimed Distributions of Unsecured Cash Distribution.

     Any Cash held for Undeliverable Distributions of the Unsecured Cash Distribution shall be disposed of in the following manner:

     (i) if the total amount of Cash distributed (including Cash held for Undeliverable Distributions thereof) exceeds the Unsecured Cash Distribution Base Amount, then the entire amount of any Cash held for Undeliverable Distributions thereof shall revert to, and become the property of, the Reorganized Debtors, free of any restrictions thereon;

     (ii) if the total amount of Cash distributed (including Cash held for Undeliverable Distributions thereof) is less than the Unsecured Cash Distribution Base Amount, then the entire amount of Cash held for Undeliverable Distributions thereof shall revert to, and become the property of, the Creditor Trust and the Creditor Trustee shall distribute all such Cash Pro Rata to the remaining Holders of Allowed A6-A Claims;

     (iii) if the total amount of Cash distributed (excluding Cash held for Undeliverable Distributions thereof) is less than the Unsecured Cash Distribution Base Amount, but the sum of that amount and the amount of Cash held for Undeliverable Distributions thereof exceeds the Unsecured Cash Distribution Base Amount, then the amount of Cash equal to the difference between the Unsecured Cash Distribution Base Amount and the total amount of Cash distributed (excluding Cash held for Undeliverable Distributions thereof) shall revert to, and become the property of, the Creditor Trust and the Creditor Trustee shall distribute all such Cash Pro Rata to the remaining Holders of Allowed A6-A Claims, and all remaining Cash held for Undeliverable Distributions thereof shall revert to, and become the property of, the Reorganized Debtors, free of any restrictions thereon; and

                    (3) Unclaimed Distributions of New Common Stock.

     Any New Common Stock held for Undeliverable Distributions on account of any Allowed Class A3, A4 and A6-A Claims shall revert to the Creditor Trust, and the Creditor Trustee shall use its reasonable best efforts to liquidate the unclaimed New Common Stock distributions and distribute the proceeds thereof Pro Rata to the remaining Holders of Allowed Class A3, A4 and A6-A Claims.

               (d) Disposition of Other Unclaimed Distributions.

     Any Cash or other property held for Undeliverable Distributions on account of any Allowed Claims or Interests other than Allowed Class A3, A4 and A6-A Claims shall revert to the Reorganized Debtors, free of all restrictions thereon.

               (e) No Requirement to Locate Holders.

     Nothing contained herein shall require the Reorganized Debtors, the Creditor Trustee or the Sherman Wire Liquidating Trustee, as the case may be, to attempt to locate any Holder of an Allowed Claim or Interest for purposes of making a distribution to that Holder in satisfaction of that Holder's Allowed Claim or Interest; provided, however, that the ISWA and the Reorganized Debtors shall use commercially reasonable efforts to locate heirs deceased Management Retirees and UAW Retirees.

D.   Compliance with Tax Requirements/Allocations

     In connection with the Plan and the distribution requirements thereunder, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to unpaid interest that accrued on such Claims with any excess allocated to the principal amount of Allowed Claims.

E.   Distribution Record Date

     As of the close of business on the Distribution Record Date, the transfer register for the Old Unsecured Notes as maintained by the Debtors, the Old Unsecured Notes Trustees, or their respective agents, and the transfer register for the Old Stock, as maintained by the Debtors or their agent, shall be closed and there shall be no further changes in the record Holders of any Old Unsecured Notes or Old Stock. Moreover, the Reorganized Debtors shall have no obligation to recognize the transfer of any Old Unsecured Notes or Old Stock occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

F.   Timing and Calculation of Amounts to be Distributed

     On the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Claim against or Allowed Interest in the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. If and to the extent that there are Disputed Claims or Disputed Interests, beginning on the date that is twenty (20) calendar days after the end of the calendar quarter following the Effective Date and twenty (20) calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant hereto, to Holders of Disputed Claims or Disputed Interests in any Class whose Claims or Interests were allowed during the preceding calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

G.   Minimum Distribution

     The New Common Stock will be issued in whole number lots and for whole shares. If the Holder of an Allowed Claim or Allowed Interest is entitled to the distribution of a fractional share of New Common Stock, unless otherwise determined and approved by the Bankruptcy Court, the fractional distribution to which any such Holder would be entitled shall be aggregated with all other such similar distributions by the Debtors (or their agent), and as soon as reasonably practicable after the Effective Date, sold by the Reorganized Debtors (or their agent) in a commercially reasonable manner. Upon the completion of such sale, the net proceeds thereof shall be distributed (without interest) pro rata consistent with the treatment provided in this Plan to the Holders of Allowed
Claims and Allowed Interests, based upon the fractional share of New Common Stock each such Holder would have been entitled to receive or deemed to hold had the Reorganized Debtors issued fractional shares of New Common Stock. Any such distributions shall be in lieu of any other distribution.

H.   Setoffs

     The Reorganized Debtors may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Allowed Interest and the distributions to be made pursuant hereto on account of such Claim or Interest (before any distribution is made on account of such Claim or Interest), the claims, interests, rights and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim or Allowed Interest; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claims, interests, rights and Causes of Action that the Debtors or Reorganized Debtors may possess against such Holder, except as specifically provided herein.

I.   Surrender of Cancelled Instruments or Securities

     1. Old Unsecured Notes

     Each record Holder of an Allowed Claim relating to the Old Unsecured Notes shall tender its Old Unsecured Notes relating to such Allowed Claim to the Reorganized Debtors or their agent in accordance with written instructions to be provided to such Holders by the Reorganized Debtors as promptly as reasonably practicable following the Effective Date. Such instructions shall specify that delivery of such Old Unsecured Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Unsecured Notes with a letter of transmittal in accordance with such instructions. All surrendered Old Unsecured Notes shall be marked as cancelled.

     2. Old Stock

     The Old Stock shall be deemed cancelled and extinguished without any further action by the Debtors or the Holders thereof.

     3. Failure to Surrender Cancelled Instruments

     Any Holder of Allowed Claims relating to the Old Unsecured Notes that fails to surrender or is deemed to have failed to surrender its Old Unsecured Notes required to be tendered hereunder within one (1) year after the Effective Date shall have its claim for a distribution pursuant hereto on account of such Allowed Claims discharged and shall be forever barred from asserting any such Claims against the Reorganized Debtors or their property. In such cases, any Cash, New Secured Note Proceeds and New Common Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Article VII.C.2 above.

J.   Lost, Stolen, Mutilated or Destroyed Debt Securities

     In addition to any requirements under the Old Unsecured Notes Indentures or any related agreement or the Debtors' certificates of incorporation or by-laws, any Holder of a Claim evidenced by an Old Unsecured Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Unsecured Note, deliver to the Reorganized Debtors: (a) an affidavit of loss reasonably satisfactory to the Reorganized Debtors setting forth the unavailability of the Old Unsecured Note and (b) such additional security or indemnity as may be reasonably required by the Reorganized Debtors to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by an Old Unsecured Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such Old Unsecured Note.

                                  ARTICLE VIII

                     PROCEDURES FOR RESOLUTION OF DISPUTED,
                 CONTINGENT AND UNLIQUIDATED CLAIMS OR INTERESTS

A.   Resolution of Disputed Claims

     1. Prosecution of Objections to Claims

     After the Effective Date, the Reorganized Debtors shall have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims or Interests provided, however, that the prosecution, settlement, compromise and resolution of any claims for which there is a duty to cooperate with the terms of one or more Coverage Policies shall not abrogate or otherwise affect any such Coverage Policies or the coverage provided thereunder. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Interest without approval of the Bankruptcy Court provided, however, that the prosecution, settlement, compromise and resolution of any claims for which there is a duty to cooperate with the terms of one or more Coverage Policies shall not abrogate or otherwise affect any such Coverage Policies or the coverage provided thereunder. The Debtors and Reorganized Debtors also reserve the right to resolve any Disputed Claims or Interests outside the Bankruptcy Court under applicable governing law provided, however, that the prosecution, settlement, compromise and resolution of any claims for which there is a duty to cooperate with the terms of one or more Coverage Policies shall not abrogate or otherwise affect any such Coverage Policies or the coverage provided thereunder.

     2. Estimation of Claims and Interests

     The Debtors or Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim or Interest pursuant to Section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or Reorganized Debtors have previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Interest at any time during litigation concerning any objection to any Claim or Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims or Interests and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims and Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     3. Payments and Distributions on Disputed Claims and Interests

     For Claims other than Class A6 Claims, and notwithstanding any provision herein to the contrary, except as otherwise agreed by the Reorganized Debtors in their sole discretion (on Negative Notice), no partial payments and no partial distributions will be made with respect to a Disputed Claim or Interest until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is twenty (20) calendar days after the calendar quarter in which a Disputed Claim or Interest becomes an Allowed Claim or Allowed Interest, the Holder of such Allowed Claim or Allowed Interest will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) (or an Allowed Interest(s) and a Disputed Interest(s)) will not receive the appropriate payment or distribution on the Allowed Claim(s) (or Allowed Interest(s)), except as otherwise agreed by the Reorganized Debtors (as to all Claims other than Class A6-A Claims) and the Creditor Trustee (solely as to Class A6-A Claims), each in their sole discretion as to the claims under their respective purviews, until the Disputed Claim(s) (or Disputed Interest(s)) is resolved by settlement or Final Order.

     The Creditor Trustee shall establish the New Common Stock Holdback as a reserve for Disputed Class A6-A Claims. If, and when, any such Disputed A6-A
Class Claims are Allowed, then Creditor Trustee shall distribute the Holder's Pro Rata of New Common Stock held in the New Common Stock Holdback to the Holder of that Claim pursuant to the terms of this Plan, along with any dividend, or other distributions accruing or occurring, as the case may be, after the Effective Date. The Creditor Trustee shall have the power to vote the shares of the New Common Stock Holdback prior to distribution thereof to Holders of Allowed Class A6-A Claims.

     In the event there are Disputed Claims or Interests requiring adjudication and resolution, the Reorganized Debtors, the Creditor Trustee and the Sherman Wire Liquidating Trustee each reserve the right to, or upon order of the Court shall, establish any other reserves as appropriate for potential payment of such Claims or Interests.

B.   Payments and Distributions on Union Claim

     Notwithstanding any provision herein to the contrary, on the Effective Date or as soon thereafter as reasonably practicable, the Reorganized Debtors or their agent shall make any and all distributions provided herein on account of the Union Claim to counsel for the ISWA, individual union employees or to the ISWA, as may be directed by counsel to or other authorized representative of the ISWA.

C.   Payments and Distributions on Retiree Claims

     Notwithstanding any provision herein to the contrary, any and all distributions provided herein on account of Retiree Claims shall be apportioned according to the following percentages to the following retiree groups: (i) fifty-four percent (54%) to the ISWA Retirees; (ii) seventeen percent (17%) to the Management Retirees; and (iii) twenty-nine percent (29%) to the UAW Retirees. Any such distributions shall be made to the respective retiree groups or to individual ISWA, Management and UAW Retirees as directed by the Retiree Representatives of such groups.

D.   Allowance of Claims and Interests

     Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Interest shall be deemed Allowed, unless and until such Claim or Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Interest. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors after Confirmation will have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest as of the Petition Date. All Claims of any Person or Entity that owes money to the Debtors shall be disallowed unless and until such Person or Entity pays the amount it owes to the Debtors in full.

E.   Controversy Concerning Impairment

     If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

                                   ARTICLE IX

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   Conditions Precedent to Confirmation

     It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Article IX.C herein:

     1. The entry of the Confirmation Order in form and substance satisfactory to the Debtors;

     2. All provisions, terms and conditions hereof are approved in the Confirmation Order or in another Final Order of the Bankruptcy Court;

     3. The Debtors (on Negative Notice) are authorized to take all actions necessary or appropriate to enter into, implement and consummate the Plan and other agreements or documents created in connection with the Plan;

     4. Except as otherwise agreed to by the Debtors, the provisions of the Confirmation Order are nonseverable and mutually independent; and

     5. All Entities shall be permanently enjoined from enforcing or attempting to enforce any contractual, legal and equitable subordination right satisfied, compromised or settled pursuant to the Plan.

B.   Conditions Precedent to Consummation

     It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Article IX.C herein:

     1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors (in consultation with the OCUC) and shall provide that:

          (a) The Debtors, Reorganized Debtors, and the OCUC are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

          (b) Except as otherwise agreed by the Debtors, the provisions of the Confirmation Order are nonseverable and mutually dependent;

          (c) The Reorganized Debtors are authorized to issue the New Secured Note and the New Common Stock; and

          (d) the New Secured Note and New Common Stock issued under the Plan in exchange for Claims against and Interests in the Debtors are exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Secured Note or New Common Stock are "underwriters," as that term is defined in Section 1145 of the Bankruptcy Code.

     2. The following agreements, in form and substance reasonably satisfactory to the Reorganized Debtors and the OCUC (whose consent thereto shall not be unreasonably withheld) shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

          (a) the Exit Financing Documents;

          (b) the restated certificates of incorporation, charters and by-laws of Reorganized KCI and Reorganized FV Steel; and

          (c) the Registration Rights Agreements, if any.

     3. The restated certificates of incorporation of Reorganized KCI and Reorganized FV Steel shall have been filed in accordance with applicable state law.

     4. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

     5. The new board of directors of Reorganized KCI shall have been appointed.

C.   Waiver of Conditions

     The Debtors, in consultation with the OCUC, in their sole discretion, may waive any of the conditions to Confirmation of the Plan and/or to Consummation of the Plan set forth in this Article IX at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to Confirm and/or Consummate the Plan.

D.   Effect of Non-Occurrence of Consummation

     If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X

                           EFFECT OF PLAN CONFIRMATION

A.   Discharge of Claims and Termination of Interests

     Except as provided in the Confirmation Order, pursuant to Section 1141(d) of the Bankruptcy Code, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete and full satisfaction, settlement, discharge and release of all Claims and termination of all Interests. Confirmation shall (a) discharge the Debtors and the Reorganized Debtors from all Claims and other debts that arose before the Confirmation Date and all debts of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Claim based on such debt is allowed pursuant to Section 502 of the Bankruptcy Code or (ii) the Holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security Holders in the Debtors provided, however, that nothing in this Plan shall discharge any liabilities of the Debtors, or Reorganized Debtors, as the case may be, arising after the Confirmation Date or that is not otherwise a claim within the meaning of section 101(5) of the Bankruptcy Code, nor shall the Plan preclude a governmental entity from asserting any such liabilities against the Reorganized Debtors; and provided further that nothing in the Plan shall discharge any liability to a governmental entity under applicable environmental laws that a Reorganized Debtor or any other Person or Entity may have as the owner or operator of real property on and after the Confirmation Date.

     As of the Confirmation Date, all Persons and Entities shall be precluded from asserting against the Debtors, their Estates, their successors or their property, any other or further Claims, debts, rights, causes of action, liabilities or Interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities and Interests of or in the Debtors, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors or Reorganized Debtors at any time to the extent that such judgment relates to a discharged Claim or Interest.

     If the Pension Plan does not terminate prior to the Confirmation Date, nothing in this Plan shall be construed as discharging, releasing or relieving the Debtors, Reorganized Debtors, New Sherman Wire or any other party, in any capacity, from any liability with respect to the Pension Plan under ERISA or other applicable law.

B.   Injunction

     Except as otherwise expressly provided in the Plan, all Persons and Entities that have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined, from and after the Effective Date, from taking any of the following actions against any of the Debtors, their Estates, the Reorganized Debtors or any of their property on account of any Claims, causes of action or Interests arising from events prior to the Effective Date: (i) commencing or continuing in any manner any action or other proceeding of any kind; (ii) enforcing, attaching, collecting or recovering by any manner or in any place or means any judgment, award, decree or order; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind; and (iv) asserting any defense or right of setoff, subrogation or recoupment of any kind arising before the Petition Date against any obligation, debt or liability arising after the Petition Date.

     If the Pension Plan does not terminate prior to the Confirmation Date, nothing in this Plan shall be construed as discharging, releasing or relieving the Debtors, Reorganized Debtors, New Sherman Wire or any other party, in any capacity, from any liability with respect to the Pension Plan under ERISA or other applicable law, and neither the Pension Benefit Guaranty Corporation nor the Pension Plan shall be enjoined from enforcing such liability as a result of the provisions hereof for satisfaction, release and discharge of Claims.

C.   Terms of Existing Injunctions or Stays

     Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105, 362 or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

D.   Exculpation

     Neither the Debtors, the Reorganized Debtors, New Sherman Wire, Congress, EWP Financial, the OCUC, members of the OCUC (including, but not limited to, the Bank of New York in its capacity as an Old Secured Notes Trustee), the Retiree Representatives, Contran, the ISWA, the Old Secured Notes Trustee nor any of their respective present or former officers, directors, members, shareholders, employees, advisors, attorneys, representatives or agents acting in such capacity or their respective affiliates, shall have or incur any liability to, or be subject to any right of action by, the Debtors or any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of (a) any act taken or omitted to be taken on or after the Petition Date, (b) the Disclosure Statement, the Plan, and the documents necessary to effectuate the Plan, (c) the solicitation of acceptances and rejections of the Plan, (d) the Chapter 11 Cases, (e) the administration of the Plan, (f) the distribution of property under the Plan or
(g) any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or the Chapter 11 Cases, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that there are no releases, injunctions or exculpations of the enumerated individuals for any fiduciary obligation under ERISA or any controlled group liabilities under Title IV of ERISA; provided further that the foregoing provisions of this Article X.D shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a final order to have constituted gross negligence, recklessness or willful misconduct; provided, further, however, that nothing in the provisions of Plan
Article X.D shall have any effect on any liability of any Person or Entity to a governmental entity arising under the applicable environmental laws; and provided still further that each Person or Entity subject to the foregoing provisions of this Article X.D shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

E.   Releases by the Debtors

     As of the Effective Date, except as otherwise provided in this paragraph or with respect to performance due by a counter-party to any executory contract or unexpired lease assumed by the Debtors or elsewhere in the Plan, the Debtors, in their individual capacities and as Debtors in Possession, for themselves and on behalf of any party or Person (including, without limitation, any past or present, direct or indirect member stockholder, owner, and affiliate thereof; and each past and present, direct or indirect, officer, director, manager, partner, principal, agent, servant, employee, representative, advisor, attorney, Creditor, Interest Holder or party in interest) claiming through the Debtors or by reason of any damage to the Debtors and/or damage resulting from affiliation or in connection with the Debtors, shall forever release, waive and discharge all claims, obligations, suits, judgments, demands, debts, rights, Causes of Action and liabilities, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, against the current and former directors, officers and employees (in their capacities as such) of any of the Debtors or any of the Debtors' parent, subsidiary or affiliate entities that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to (i) the Debtors; (ii) the operation, management or governance of the Debtors and (iii) any loan from, contract with, or transaction involving the Debtors. The foregoing release shall not apply to, and the Debtors shall retain all rights to pursue, (i) any Claim or Cause of Action against any Person on account of any loan by the Debtors or money owed to the Debtors from any such Person and (ii) any Claim or Cause of Action arising out of or relating to any act or omission of any Person that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner that such Person reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct, gross negligence or fraud.

F.   Mutual Releases

     As of the Effective Date, except as otherwise provided in this paragraph or elsewhere in the Plan, the Releasing Parties, for themselves and on behalf of any party or Person (including, without limitation, any past or present, direct or indirect member stockholder, owner, and affiliate thereof; and each past and present, direct or indirect, officer, director, manager, partner, principal, agent, servant, employee, representative, advisor, attorney, Creditor, Interest Holder or party in interest) claiming through them or by reason of any damage to them and/or damage resulting from affiliation or in connection with them, shall forever release, waive and discharge all claims, obligations, suits, judgments, demands, debts, rights, causes of action and liabilities, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise as to any of the Releasing Parties, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to (i) the Chapter 11 Cases or (ii) the Plan. The foregoing release shall not apply to, and the Releasing Parties shall retain all rights to pursue,
(a) any claim or cause of action arising out of or relating to any act or omission of any Person that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner that such Person reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct, gross negligence or fraud;
(b) any claim or cause of action against or liability of the Debtors arising under state workers' compensation statutes; and (c) any claim or cause of action against or liability of the Debtors relating to current or former employees' grievances arising under the ISWA CBAs or the Other CBAs.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

     1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

     2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any of the Debtors is party or with respect to which any of the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to the Plan to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

     4. ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions hereof;

     5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

     6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

     7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

     8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

     9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, the Sherman Wire Liquidating Trust, the Creditor Trust or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

     12. enter an order and/or Final Decree concluding the Chapter 11 Cases.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

A.   Preferences

     Except as hereinafter provided, the Debtors and the Reorganized Debtors reserve all their rights to commence adversary proceedings or otherwise pursue recovery of preferences under Section 547 of the Bankruptcy Code. None of the Debtors, the Reorganized Debtors or any authorized creditor representative will commence any adversary proceedings or otherwise pursue recovery of preferences under Section 547 of the Bankruptcy Code against any party to the Lock-Up Agreement. With respect to other Creditors, except as hereinafter provided, neither the Debtors nor the Reorganized Debtors will commence any adversary proceedings or otherwise pursue recovery of preferences under Section 547 of the Bankruptcy Code without the consent of the OCUC, the Creditor Trustee or other authorized creditor representative, as applicable (which consents shall not be unreasonably withheld or delayed). Notwithstanding anything herein to the contrary, the Debtors and Reorganized Debtors may take any action necessary to seek disallowance of a claim of any creditor that is not a party to the Lock-Up Agreement pursuant to Section 502(d) of the Bankruptcy Code.

B.   Effectuating Documents, Further Transactions and Corporation Action

     Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

     Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable state corporation law without any requirement of further action by the shareholders or directors of the Debtors or Reorganized Debtors.

C.   Dissolution of Committee(s)

     Upon the entry of an order or Final Decree concluding the Chapter 11 Cases, any official creditors committee, including but not limited to the OCUC and the Management Retiree Committee, shall dissolve and members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

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D.   Payment of Statutory Fees

     All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on the earlier of (i) when due or
(ii) the Effective Date, or as soon thereafter as reasonably practicable, but prior to the closing of the Chapter 11 Cases, with respect to any such fees payable after the Effective Date.

E.   Modification of Plan

     Subject to the limitations contained in the Plan and consistent with the Lock-Up Agreement, (1) the Debtors reserve the right, with the consent of the OCUC (which shall not be unreasonably withheld), in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may amend or modify the Plan, with the consent of the OCUC (which shall not be unreasonably withheld), in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

F.   Revocation of Plan

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

G.   Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.   Reservation of Rights

     Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

I.   Section 1146 Exemption

     Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers of property pursuant or related hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.   Further Assurances

     The Debtors, Reorganized Debtors and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

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

K.   Service of Documents

     Any pleading, notice or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

                           Keystone Consolidated Industries, Inc.
                           7000 SW Adams Street
                           Peoria, Illinois  61641
                           Attn:    David L. Cheek


                           Keystone Consolidated Industries, Inc.
                           5430 LBJ Fwy., Ste. 1740
                           3 Lincoln Centre
                           Dallas, TX 75240-2697
                           Attn:    Bert E. Downing, Jr.

                           Jenner & Block LLP
                           One IBM Plaza
                           330 N. Wabash Street
                           Chicago, IL  60611
                           Attn:    Jeff J. Marwil, Esq.
                                    Jeremy T. Stillings, Esq.

                           with copies to:

                           Kirkland & Ellis LLP
                           200 E. Randolph Drive
                           Chicago, Illinois 60601
                           Attn:    David L. Eaton, Esq.
                                    Anne M. Huber, Esq.
                                    Roger J. Higgins, Esq.


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     Any  Negative  Notice  shall be made by  facsimile,  e-mail  or  equivalent electronic means to:

                    Counsel for the Official Committee of Unsecured Creditors:

                    Jenner & Block LLP
                    One IBM Plaza
                    330 N. Wabash St.
                    Chicago, IL  60611
                    Attn:    Jeff J. Marwil, Esq., jmarwil@jenner.com
                             Jeremy T. Stillings, Esq., jstillings@jenner.com
                    (fax)    312-840-8777

L.   Filing of Additional Documents

     On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.



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